Exhibit 10.8


          Inertial Products Purchase Agreement No. 9829


     THIS PURCHASE AGREEMENT (the "Agreement") is made by and between Lucas Automation & Control Engineering, Inc. trading as Lucas Control Systems, a corporation incorporated under the laws of the Commonwealth of Virginia, with its principal place of business at 1000 Lucas Way, Hampton, Virginia, 23666, (hereinafter referred to as "LCS"), and Allard Nazarian Group, Inc., a corporation incorporated under the laws of the State of New Hampshire, with a place of business at 124 Joliette Street, Manchester, New Hampshire 03102, (hereinafter referred to as "ANG").


                            RECITALS:

     LCS in engaged, at its facility at 1000 Lucas Way, Hampton, Virginia, in the design, manufacture, assembly and sale of Schaevitz-branded inertial sensor products (the "Inertial
Operation").

     Upon the terms and subject to the conditions set forth in this Agreement, LCS desires to sell to ANG and ANG desires to purchase from LCS various assets associated with LCS's Inertial
Operation;

     Therefore, in consideration of the mutual promises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LCS and ANG agree as follows:

1. Purchase of Assets

     1.1 Purchase and Sale of Assets - LCS will sell, convey, transfer assign and deliver to ANG, and ANG will buy and acquire from LCS, all of LCS's right, title and interest in and to the Assets as defined in Section 1.2

     1.2 Definition of Assets - For purposes of this Agreement, and except as provided in Section 1.4 below, the "Assets" means and includes the assets, properties and rights of LCS which, as of the Transfer Date, LCS owns or has a right to use and are used exclusively in the Inertial Operation. No real property or leaseholds of any real property are included in this Agreement. The Assets include but are not limited to the following:

          1.2.1 Tangible Personal Property - All machinery, equipment, tools, fixtures and other tangible personal property listed in Schedule 1.2.1(a) (the "Equipment"). The Equipment does not include any customer or supplier owned tooling or equipment listed in Schedule 1.2.1 (b).

          1.2.2 Inventories - All inventories (specifically relating to the Inertial Operation) of raw materials, operating supplies, packaging materials, component parts, replacement and spare parts, work in process and finished goods (the
"Inventories") as listed in Schedule 1.2.2.

          1.2.3 Purchase Contracts and Supplier List - All of LCS's rights in and to contracts made or orders given by LCS (the "Purchase Contracts"), and a list of suppliers relating to the purchase of materials, utilities, chemicals, parts, supplies and commodities for use in the Inertial Operation, all as listed in
Schedule 1.2.3.

          1.2.4 Sales Contracts - All of LCS's rights in and to contracts made or orders given to LCS (the "Sales Contracts") listed in Schedule 1.2.4 for the sale of products manufactured or services delivered by the Inertial Operation (the "Products").
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          1.2.5     Other Contracts - All of LCS's rights in and
to those contracts, licenses, manufacturer's representative agreements, distributor agreements, or other agreements listed in
Schedule 1.2.5 to which LCS is a party and entered into for the benefit of the Inertial Operation (the "Other Contracts," and all the Purchase Contracts, Sales Contracts and Other Contracts are hereinafter collectively referred to as the "Assigned Contracts").

          1.2.6 Personal Property Leases - LCS shall assign to ANG all leases for machinery, equipment and other tangible personal property leased from third persons and used exclusively in the Inertial Operation and listed in Schedule 1.2.6 (the "Personal Property Leases").

          1.2.7     Books and Records - Except as provided in
Section 1.4.3, books and records, files and other documents (including such items recorded on computer storage media) used exclusively in the ongoing operation of the Inertial Operation and access to all other books, records, files and other documents which may be necessary to such ongoing operations for the purpose of copying such materials on reasonable notice to LCS by ANG.

          1.2.8     Intellectual Property Rights - All the
following intellectual property rights exclusively used in the Inertial Operation (the "Intellectual Property Rights"), including that listed in Schedule 1.2.8.

               1.2.8.1   Computer Data - Computer date used in
the Inertial Operation, including software and rights related thereto to the extent such computer data can be assigned by LCS without incurring additional cost or expense.

               1.2.8.2 Trade Secrets - The trade secrets of or pertaining to the Inertial Operation, customer lists and customer requirements, specifications, plans, designs, research data, proprietary know-how, processes, drawings, blueprints, flow sheets, equipment and parts lists and descriptions and related instructions and manuals used in the Inertial Operation, and the licenses, agreements, and other contracts and commitments relating to any of the foregoing.

     1.3 Consents to Assignments - This Agreement will not be deemed an assignment or transfer, or an attempted assignment or transfer for any rights or privilege if such assignment or transfer would constitute a breach or violation of any contract, lease, permit or license under state, federal or local law. To the extent that any consent, approval or waiver is required for LCS's transfer of any right or interest to ANG in respect of any Assets, LCS will use its best efforts to obtain such consent, approval and/or waiver and ANG agrees to co-operate with LCS and provide information and/or documentation as may be reasonably necessary to obtain such consent, approval and/or waiver. If an attempted assignment or transfer of any right or privilege will constitute a breach or violation of any contract, and if the parties have been unable to obtain consent to such assignment or transfer, LCS agrees that it will at ANG's request cooperate in any arrangement which ANG may reasonably request to provide ANG the benefits under such contract. Cooperation may include without limitation an arrangement between ANG and LCS pursuant to which LCS shall nominally perform an order or contract as an agent for ANG or ANG shall serve as a subcontractor of LCS, and in any event, ANG shall retain the economic benefits or detriments of the order or contract.

     1.4 Excluded Assets - Other provisions hereof notwithstanding, LCS will not sell to ANG and LCS will retain as its own property each and all of the following assets, properties and rights related to the Inertial Operation as of the Transfer
Date, which hereby are excluded from the Assets:

          1.4.1 Accounts Receivable - All accounts receivable as of the date hereof, including intercompany receivables, and all other trade amounts which third parties owe to LCS in connection with the Inertial Operation, whether arising from the sale of products or services provided or otherwise.

          1.4.2 Goodwill, Name and Trademark - The names and expressions "Lucas", "Varity", "LucasVariety", "Lucas Control Systems", "Schaevitz", "Lucas Schaevitz", and any variations thereof, whether used as a tradename, trademark or otherwise, along with any other tradenames or assumed names of LCS, provided that for a period of up to thirty (30) days after the Transfer Date, ANG may continue to use all existing sales and marketing brochures and other promotional materials, notwithstanding the fact that they contain the LucasVarity trade names, as long as ANG prominently identifies on any such material or document by way of a stamp, sticker or other imprint, the fact that it is no
                              - 20 -
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longer affiliated with LCS, LucasVarity, or their affiliates.
Thereafter, all such materials and documents shall be destroyed or returned to LCS and ANG shall not continue to use any invoices, order forms, business cards or letterhead displaying the LucasVarity trade names.

          1.4.3 Corporate and Inertial Operation Records - All corporate documents and records, including, without limitation, minute books, stock records, certificates, all tax records and any records relating to any asset retained by LCS and any liability or obligation of LCS, which ANG is not required to assume hereunder (the "Books and Records").

          1.4.4 Benefit Plans - Any and all pension and other employee benefit plans, including, without limitation, all plan documents, trust agreements and insurance policies relating thereto, and all papers, documents and records relating thereto, and all assets thereof.

2. Consideration for Assets

     2.1 Purchase Price - Upon the terms and subject to the conditions of this Agreement, in consideration for the Assets, ANG will pay to LCS the sum of Three Million Two Hundred Thousand Dollars ($3,200,000.00) in United States currency (the "Purchase Price").

     2.2 Payment of Purchase Price - The Purchase Price shall be paid as follows:

          2.2.1 Earnest Money - Both parties agree that, prior to execution of this Agreement, ANG had deposited with LCS, and LCS had received the sum of Seventy-Five Thousand Dollars ($75,000.00) in earnest money to be credited to the Purchase Price upon Transfer.

          2.2.2 Payment at Transfer - At the Transfer Date, the sum of Two Million Nine-Hundred Twenty-Five Thousand Dollars ($2,925,000.00) ("Initial Cash Payment") shall be paid by ANG to LCS by wire transfer of immediately available funds to the account of LCS at:

          CITIBANK, NA
          NEW YORK, NEW YORK
          ABA/Routing #021-000-089
          Credit to: Lucas Control Systems
          Account No. 4064-5436

          2.2.3 Promissory Note - On the Transfer Date, for the sale of certain Inventory and assets pursuant to this Agreement, ANG will enter into a Promissory Note Agreement with LCS in the amount of Two Hundred Thousand Dollars ($200,000.00) with the Principal amount, and accrued interest thereon, payable at Twenty-Four (24) months from date of Transfer. Interest on the Principal will be payable monthly at a rate of Nine Percent (9%) for the Twenty-Four (24) months from date of Transfer. Such Promissory Note shall be in the form as set forth in Exhibit 2.2.3.

     2.3 Purchase Price Allocation - LCS and ANG agree that the Purchase Price shall be allocated among the Assets, tangible and intangible on the basis of an allocation (the "Allocation") determined by ANG. The Allocation shall, on delivery, become part of this Agreement for all purposes. LCS and ANG agree to report, pursuant to Section 1060 of the Internal Revenue Code and the regulations promulgated thereunder, if and when required, the Allocation of the Purchase Price, as adjusted, among the Assets in a manner entirely consistent with such Allocation in the preparation and filing of all tax returns (including IRS Form
8594).

     2.4 Retained Liabilities - ANG shall not assume or be liable for any liabilities or obligations of LCS, whenever arising and whether primary or secondary, direct or indirect, absolute or contingent, contractual, tortious or otherwise, other than those specifically identified or described in this Agreement (all such liabilities and obligations of LCS other than those specifically assumed by ANG identified or described in this Agreement are hereinafter collectively referred to as the "Retained Liabilities").

          2.4.1 Benefit Plans - Without limiting the generality of the foregoing, ANG shall not assume or be liable for any obligation or liability now or hereafter arising under, or in connection with, or in respect of the "Benefit Plans" or any other plan, fund or program which LCS has at any time directly or indirectly maintained, or to which LCS has at any time contributed, including any "employee pension benefit plan" (as such terms are defined in Article 3[2] of the federal Employee Retirement Income Security Act of 1974 (ERISA)).

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

          2.4.2 Incentive Compensation Plan - ANG shall not assume or be liable for any obligation or liability now or hereafter arising under, or in connection with, or in respect of any incentive compensation plan which LCS maintained or provided as part of the Inertial Operation including, without limitation, any bonus plans, stay-on incentives, or EVA participation plans.

3. Effective Date and Transfer

     3.1 Effective Date of Agreement - Subject to the satisfaction of the terms and conditions of this Agreement, the parties, at the offices of LCS's counsel, have executed this Agreement as of 30 July, 1998 which shall be the "Effective
Date".

     3.2 Transfer and Transfer Date - Subject to the satisfaction of the terms and conditions of this Agreement, the transactions herein contemplated and required by this Agreement will only be completed and closed by LCS and ANG upon receipt in full by LCS from ANG of the sum of Three Million Dollars ($3,000,000.00), inclusive of the Seventy-Five Thousand Dollars ($75,000.00) Earnest Money already received by LCS (the "Transfer") with the actual date of such Transfer to be know as the "Transfer Date". The parties agree that the Transfer Date will be no later than 10 August, 1998.

          3.2.1 In the event the Transfer does not take place on or before the Transfer Date because of a material adverse change in the Assets or Inertial Operation, through no fault of ANG, this Agreement is null and void and ANG agrees that (a) LCS shall return to ANG any Earnest Money deposit pertaining to this Agreement, and (b) LCS retains all legal title to, and unencumbered ownership of, the Assets.

          3.2.2 In the event the Transfer does not take place on or before the Transfer Date because of fault of ANG and there being no material adverse change in the Assets or Inertial Operation, this Agreement is null and void and ANG agrees that
(a) LCS shall retain any Earnest Money deposit pertaining to this Agreement, and (b) LCS retains all legal title to, and unencumbered ownership of, the Assets.

     3.3 Conditional Transfer - The parties specifically agree that no transfer, conveyance, assignment, or sale of Assets, as contemplated under this Agreement, take place on the Effective Date of Agreement. The parties specifically agree that all transfer, conveyance, assignment or sale of Assets, as contemplated under this Agreement, will only take place in the event of the Transfer.

     3.4 Due Diligence - As a condition of the Transfer, ANG shall have completed its normal due diligence to its satisfaction, including: (a) a detailed review of the Inertial Operation operations, (b) review of all contracts, orders and arrangements pursuant to which the Inertial Operation operates,
(c) consent be obtained from any and all third parties whose consent is necessary for the transfer of any material asset, tangible or intangible, of the Inertial Operation or the assignment of any material contractual rights of the Inertial Operation, (d) compliance with any and all regulatory requirements or consents, (e) ANG being satisfied with information that comes to its attention as a result of its review of the books and records, contracts, commitments, and of environmental matters of the Inertial Operation, (f) there shall have been no material adverse change in the business, assets, operations, working capital or financial condition of the Inertial Operation from the information furnished to ANG until the Transfer, (g) there shall be no transactions outside of the ordinary course of business, and (h) ANG's Board of Director approval.

     3.5 ANG's Obligations - On the Transfer Date, in addition to any other documents specifically required to be delivered or acts required to be performed by ANG pursuant to this Agreement, ANG will deliver to LCS, at ANG's expense, in proper form for recording (if recording thereof is required):

          3.5.1     by wire transfer the portion of the Purchase
Price to LCS's bank account set forth in Section 2.2.2;

          3.5.2 a certificate of goods standing under the laws of the State of New Hampshire;

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          3.5.3     all other documents and agreements required
hereunder to be delivered by ANG as a condition to Transfer.

     3.6 LCS's Obligations - On the Transfer Date, in addition to any other documents specifically required to be delivered or acts required to be performed by LCS pursuant to this agreement, LCS will deliver to ANG, at LCS's expense, in proper form for recording (if recording is required):

          3.6.1     a fully executed Bill of Sale for the
Equipment and Inventories in the form appended as Exhibit 3.6.1;

          3.6.2     a fully executed Assignment in the form
appended as Exhibit 3.6.2 conveying and assigning to ANG all of LCS's right, title and interest in an to the assigned contracts and personal property leases;

          3.6.3     executed Assignment(s) of the Intellectual
Property Rights in the form appended as Exhibit 3.6.3;

          3.6.4 a certificate of good standing under the laws of the Commonwealth of Virginia;

          3.6.5 evidence satisfactory to ANG of the material consents, approvals and waivers required for the consummation of the transactions contemplated hereby, as set forth in Schedule
4.1.19 attached;

          3.6.6 all other documents and agreements required to be delivered by LCS as a condition to Transfer.

     3.7 Additional Obligations - The parties agree to the following:

          3.7.1 Transfer Taxes - All transfer or sales taxes payable to the State of New Hampshire as a result of the consummation of the transactions contemplated and required by this Agreement shall be paid by ANG. All transfer or sales taxes payable to the Commonwealth of Virginia as a result of the consummation of the transactions contemplated and required by this Agreement shall be paid by LCS.

          3.7.2 Expenses - Each party will be solely responsible for any and all of their respective costs, fees and expenses, including without limitation, expenses of legal counsel, brokers, accountants and other advisors, incurred at any time in connection with consummating this transaction.
     3.8 Distributor Arrangement - It is agreed that LCS will be a distributor for ANG of the Inertial Operation's low volume products per the attached agreement (Schedule 3.8) for a period of two (2) years from the date of Transfer. Renewal at the end of the two (2) year period of the distributor agreement would be by mutual agreement of the parties.

     3.9 Transition Plan - LCS will provide ANG with thirty (30) days of free rent and utilities attributable to the Inertial Operation product line directly post-Closing with respect tot he facility currently housing the Inertial Operation product line (located at 1000 Lucas Way, Hampton, Virginia). After the initial thirty (30) day period, LCS will charge ANG Five Thousand Dollars ($5,000.00) for each subsequent thirty day period for which ANG occupies the current facility and charge ANG for any additional services requested such as ISIT and clerical support. It is anticipated that the transition period (during which ANG shall have the right to use such current facility) will be two
(2) months with one (1) month successive extensions as mutually agreed between the parties based on U.S. Government contract novation requirements - the one month extensions, if necessary, are limited to the extent that the total transition period (including free rent or rent-paying portions) will not exceed six
(6) months. During the time of such occupancy, ANG must have adequate insurance to cover all risk of loss or damage to personnel or ANG assets or equipment located in the current facility.
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4. Representations and Warranties

     4.1 Representations and Warranties of LCS - LCS hereby makes the following representations and warranties to ANG as of the date hereof:

          4.1.1 Corporate Organization - LCS is a corporation duly organized and validly existing and in good standing under the laws of the Commonwealth of Virginia.

          4.1.2 Authority - LCS has full power and authority (corporate and other) to execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance of this Agreement has been duly authorized and approved by all necessary corporate action, and this Agreement constitutes a valid and binding agreement of LCS.

          4.1.3 No Conflict - LCS's execution and delivery of this Agreement and performance of its obligations hereunder (a) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the certificate of incorporation or by-laws or other governing documents of LCS or any note, debt instrument, security agreement, lease, deed of trust or mortgage, or any other contract, agreement or commitment binding upon LCS or affecting any of the Assets, and (b) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over LCS, or any of the Assets.

          4.1.4 Title to the Assets - LCS has and will transfer to ANG good and marketable title to the Assets, free and clear of all mortgages, leases, agreements, restrictions, security interests, pledges, liens or encumbrances of any kind, or any conditional sale agreement or other title retention agreement.

          4.1.5 Conduct of the Inertial Operation - The Assets constitute all material assets used in the Inertial Operation as presently conducted, and such Assets are sufficient to carry on the Inertial Operation as presently conducted.

          4.1.6 Valid Contracts and Leases - Each of the Assigned Contracts and Personal Property Leases is, and will continue to be following consummation of the transactions contemplated by this Agreement, legal, valid, binding, enforceable, and in full force and effect. Neither LCS nor any other party is in default under any of the foregoing, and LCS has not assigned any of its rights thereunder to any person or entity. LCS has delivered to ANG true and complete copies of the Assigned Contracts and Personal Property Leases.

          4.1.7 Financial Statements - The financial statements as set forth in Schedule 4.1.7 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Inertial Operation as of such dates and the results of operations of the Inertial Operation for such periods, are correct and complete, and are consistent with the books and records of the Inertial Operation (which are correct and complete).

          4.1.8     Events Subsequent to Most Recent Fiscal Year
- Since 31 January, 1998, there has not been any material adverse change in the Inertial Operation or in any of the information given to ANG by LCS to perform ANG's Due Diligence.

          4.1.9 Legal Compliance - LCS has complied with all laws, rules, and regulations of federal, state, local and foreign governments (and all agencies thereof) applicable to the Inertial Operation, and no action, suit, proceeding, hearing, investigation, charge, or complaint has been filed or commenced against LCS alleging any failure to comply therewith.

          4.1.10 Taxes - LCS has filed all tax returns and paid all taxes due and owing by it, and acknowledges responsibility for all such returns and taxes, and all accrued taxes not yet due and owing, through Transfer.

          4.1.11 Intellectual Property - LCS has validly obtained and duly owns the Intellectual Property Rights, which comprise the rights to all intellectual property necessary for the conduct of the Inertial Operation. All licenses, sublicenses, agreements or permissions creating any such rights are legal, valid, binding, enforceable, and in full force and
                              - 24 -
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effect, and will continue to be so on identical terms following the consummation of the transactions contemplated by this Agreement, except as otherwise expressly agreed by the Parties. LCS has not assigned or transferred any of the Intellectual Property Rights, whether by way of license, sublicense, agreement or otherwise, and has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and will not do so as a result of the continued operation of the Inertial Operation as presently conducted. None of the stockholders, directors or officers (or employees with responsibility for intellectual property matters) of LCS has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or violation. To the knowledge of any director or officer (or employee with responsibility for intellectual property matters) of LCS, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property Rights.

          4.1.12 Tangible Assets - LCS owns or leases all of the Equipment, as set forth in Schedule 1.2.1(a), which constitutes all of the machinery, equipment, tools, fixtures and other tangible personal property necessary for the conduct of Inertial Operation. Each such tangible asset is free form defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is presently used.

          4.1.13    Inventory - The Inventories, as set forth in
Schedule 1.2.2, consist of all raw materials, operating supplies, component parts, replacement and spare parts, work in process and finished goods used in or related to the Inertial Operation, all of which is merchantable and fit for the purposes for which it was procured or manufactured, and none of which is damaged or defective.

          4.1.14 Litigation - LCS is not subject to any outstanding injunction, judgment, decree, order, ruling or charge, and is neither a party to any action, suite, proceeding, hearing, or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction, or before any arbitrator, which could result in any material adverse change in the business, financial condition, operations, results of operations, or future business prospects of the Inertial Operation, except as disclosed in
Schedule 4.1.14.
          4.1.15 Environmental, Health and Safety Matters - LCS has complied with, and is in compliance with, all environmental, health and safety requirements under federal, state and local laws and regulations, and has not received any written or oral notice, report, or other information regarding any actual or alleged violation of such requirements, or any liabilities or potential liabilities thereunder. LCS has obtained and complied with, and is in compliance with, all permits, licenses, and other authorizations that are required pursuant to such laws and regulations for the operation of its facilities and the Inertial Operation.

          4.1.16    Virginia Bulk Sales Act - The transfer of the
Assets by LCS to ANG pursuant to this Agreement will not constitute a bulk sale under the laws of the Commonwealth of Virginia.

          4.1.17 Notification of Facility Closure - The transfer of the Assets by LCS to ANG, and the subsequent removal of the Assets from LCS's facility at 1000 Lucas Way, Hampton, Virginia, will not trigger application of any law, rule or regulation (such as the federal WARN Act or similar state law) requiring advance notification to the employees of LCS who are employed in the Inertial Operation.

          4.1.18 Labor and Employment Matters - No employee of LCS whose services are or have been used in the Inertial Operation (an "Employee") is covered by a collective bargaining agreement. LCS has not made any promise or representation to any Employee with respect to continued employment in the Inertial Operation following the Transfer.

          4.1.19 Material Consents - No material consents, approvals or waivers from any third party or governmental agency, or otherwise, are required in order to transfer the Assets pursuant to this Agreement, except for such consents, approvals and waivers set forth in Schedule 4.1.19 attached.

          4.1.20 Advisor Fees - W. Y. Campbell Company has been retained by LCS as its advisor in the sale of the Assets. The payment of any commission or any other fee due to W. Y. Campbell & Company upon consummation of the transaction contemplated by this Agreement shall be the sole responsibility of LCS. LCS further represents and warrants that no other broker, advisor or finder has been involved with this transaction.
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          4.1.21    Projections - All projections and proforma
financial and other information used in or to compile any projections or business plans provided by LCS are based on good faith estimates and assumptions by the management of LCS, it being recognized by ANG that projections to future events are not to be viewed as fact and that actual results during the periods covered by any such projections will differ from the projected results, and the differences may be material.

          4.1.22 Accuracy of Statements - To the best knowledge of LCS, no representations or warranty made by LCS in this Agreement or any schedule or other agreement to be furnished to ANG pursuant to this Agreement contains any untrue statements of a material fact or omits to state a material fact necessary to make the statements not misleading.

     4.2 Representations and Warranties of ANG - ANG hereby makes the following representations and warranties to LCS as of the date hereof:

          4.2.1     Corporation Organization - ANG is a
corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire.

          4.2.2 Authority - ANG has full power and authority (corporate and other) to execute, deliver and perform this Agreement and the transaction contemplated hereby, and the execution, delivery and performance of this Agreement has been duly authorized and approved by all necessary corporate action, and this Agreement constitutes a valid and binding Agreement of ANG.

          4.2.3 No Conflict - ANG's execution and delivery of this Agreement and performance of its obligations hereunder (a) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the certificate of incorporation or by-laws or other governing documents of ANG or any note, debt instrument, security agreement, lease, deed of trust or mortgage, or any other contract, agreement or commitment binding upon ANG or affecting any of the Assets, and (b) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over ANG, or any of the Assets.

          4.2.4 Broker's Fees - No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of ANG who might be entitled to any fee or commission upon consummation of the transaction contemplated by this Agreement.

          4.2.5 ANG's Capacity - ANG has the financial and other capacity necessary to satisfy its obligations under this Agreement, and any other documents and instruments to be executed and delivered pursuant hereto and to consummate the transactions contemplated hereby.

          4.2.6 Accuracy of Statements - To the best knowledge of ANG, no representations or warranty made by ANG in this Agreement or any schedule or agreement to be furnished herewith contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements not misleading. The representations and warranties of ANG shall be deemed to be made as of the Transfer Date.

          4.2.7 Reliance - ANG has conducted an independent inquiry of the Inertial Operation. ANG has relied on the results of such inquiry (for which LCS does not bear any responsibility) and the representations and warranties of LCS contained in this Section, including the Schedules relating thereto. The representations and warranties of LCS contained herein constitute the sole and exclusive representations and warranties of LCS to ANG in connection with this Agreement and the transactions contemplated hereby and ANG acknowledges that all other representations and warranties are specifically disclaimed and may not be relied upon or serve as a basis for a claim against LCS.

5.  Covenants

     5.1 Confidentiality - Both LCS and ANG shall use all reasonable efforts to preserve the confidentiality of all proprietary or confidential information obtained with respect to the other party hereto or the Inertial Operation; provided that this Section 5.1 shall not apply to any information to the extent that (a) the disclosure of such information to a third party is reasonably required in connection with the fulfillment of a party's obligations under this Agreement, and such third party shall enter into an agreement to keep such information confidential, (b) such information shall become generally known to the public through no violation of Sections 5.2 of this Agreement, (c) such information was known to the disclosing party prior to its receipt from the other party to this Agreement; provided, however, that LCS will not disclose such information after the Transfer on such basis, (d) the disclosure of such information is required by a court of competent jurisdiction or by law, or (e) any disclosures that ANG may elect to make after the Transfer about the Assets.

     5.2 Public Disclosure - Before the Transfer neither party will make any public release of information or otherwise communicate with any third party regarding the matters contemplated herein without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may make disclosures to the extent necessary to obtain the consents and approvals needed to consummate the Purchase or as otherwise required by law.

     5.3 Injunctive Relief - LCS and ANG acknowledge and agree that the remedy at law for any breach of any of their respective obligations under Sections 5.1 and 5.2 hereof would be inadequate, and agree and consent that temporary and permanent injunctive relief may be granted in a proceeding which may be brought to enforce any provision of Sections 5.1 and 5.2 without the necessity of proof of actual damage.

     5.4 Third Party Consents - Prior to the Transfer both LCS and ANG shall use all reasonable efforts to obtain the agreements, authorizations, consents, orders and approvals of federal, state and local regulatory bodies and officials, courts and other third parties that may be or become necessary for the performance of their respective obligations pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement and shall cooperate fully with each other in seeking promptly to obtain such agreements, authorizations, consents, orders and approvals as may be necessary for the performance of their respective obligations pursuant to this Agreement. Neither LCS nor ANG shall take any action that is likely to have the effect of delaying, impairing or impeding the receipt of any required agreements or approvals and shall use all reasonable efforts to secure such agreements or approvals as promptly as possible.

     5.5 Cooperation and Reasonable Access - LCS and ANG shall fully cooperate with one another and shall provide to each other any assistance reasonably required to complete the transactions contemplated by this Agreement. LCS will permit representatives of ANG to have reasonable access to all premises, properties, books, records (including tax records), contracts, and documents of or pertaining to the Inertial Operation for a period no longer than sixty (60) days after Transfer.

     5.6 Ordinary Course - From the Effective Date until the Transfer Date, LCS will not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business with respect to the Inertial Operation, or conduct the Inertial Operation in such manner as to cause a material adverse change in the Inertial Operation, or the financial condition, operations, results of operations, or future business prospects of LCS.

     5.7 Further Action - ANG and LCS shall execute such other documents and take such further action, at or after the Transfer, as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement. Upon the terms an subject to the conditions of this Agreement, ANG and LCS shall take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to satisfy the conditions to this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings (including such transfer documents as may be necessary to complete the transfer of Assets to ANG).

     5.8 Product Returns and Adjustments - ANG shall assume all obligations under written or implied warranties to repair or replace defective products which were sold by LCS prior to the date hereof up to the agreed amount of Twenty Thousand Dollars ($20,000.00). If ANG incurs direct material and labor costs in excess of such agreed amount, ANG's right of reimbursement shall be subject to the indemnification procedures set forth in Section
6. ANG shall have all obligations under written or implied warranties to repair or replace defective products which are sold after the date hereof, right of reimbursement shall be subject to the indemnification procedures set forth in Section 6. ANG shall have all obligations under written or implied warranties to repair or replace defective products which are sold after the date hereof, and ANG shall indemnify and hold LCS harmless with respect thereto under the indemnification procedures set forth in
Section 6.

     5.9 Products Liability - LCS shall retain all liability including personal injury and property damage (whether based on "strict liability" laws or otherwise), arising out of or in connection with any products manufactured by LCS prior to or after the Transfer Date, and LCS shall indemnify and hold ANG harmless with respect thereto. ANG shall have all liability including personal injury and property damage (whether based on "strict liability" or otherwise), arising out of or in connection with any products manufactured by ANG after the Transfer Date, and ANG shall indemnify and hold LCS harmless with respect thereto.

     5.10 LCS Non-Solicitation - With the exception of LCS acting as a distributor for ANG under a Distributor Agreement, LCS agrees, for a period of three (3) years following the Transfer Date, not to solicit any third-party customers of ANG who purchased Schaevitz-branded inertial product line applications from LCS. LCS shall be restricted from soliciting the business of such third party customers only for the sale of products that are in direct competition with the products ("Competing Products") defined in Section 5.11.1 below.

     5.11 LCS Non-Compete - With the exception of LCS acting as a distributor for ANG under a Distribution Agreement, for a period of three (3) years following the Transfer Date, LCS agrees not to sell within Mexico, Canada or the United States (such 3 countries to be known as "North America") products which directly compete with the Competing Products, however, both parties that LCS is not prevented from selling such Competing Products within territories outside of North America.

          5.11.1 Competing Products consist of accelerometers and inclinometers utilizing a mechanical pivot and jewel torquer in their construction.

          5.11.1.1 Competing Products do not consist of packaged and un-packaged silicon based accelerometers and inclinometers as currently manufactured by the LCS affiliated company, Lucas NovaSensor, Inc., or as may be manufactured by Lucas NovaSensor, Inc. in the future. These products will only be sold in quantities in excess of 1000 units per year and are not aimed at the markets currently served by the inertial products being purchased by ANG.

     5.12 Injunctive Relief - LCS acknowledges and agrees that the restrictions contained in Sections 5.10 and 5.11 are reasonable in scope and that any breach of such sections will cause irreparable injury to ANG. Upon any breach or threatened breach of such Sections, ANG shall be entitled to injunctive relief, specific performance or other equitable relief, provided, however, that this shall not limit any other remedies to which ANG may in such instance be entitled, including the right to seek monetary damages.

     5.13 Non-solicitation of Employees - For a term of two (2) years after Transfer, LCS hereby agrees not to solicit for employment any current employees of LCS who are offered and accept employment by ANG.

6. Damages and Indemnification

     6.1 Indemnity by LCS - LCS shall defend, indemnify, and hold harmless ANG and ANG's affiliates, and their respective directors, officers, employees, shareholders, representatives, and agents, against and with respect to any and all losses, costs, damages, assessments, administrative fines or penalties, liabilities, obligations, claims or expenses (including reasonable professional fees and similar expenses) (collectively, the "Losses") from, resulting by reason of or arising in connection with (a) any and all liabilities of LCS of any nature, whether accrued, absolute, contingent or otherwise, (b) any inaccuracy in or breach of any of the representations, covenants, warranties or agreements made or to be performed by LCS pursuant to this Agreement or under any of the other certificates, agreements or other documents delivered by LCS in connection herewith or any breach thereof arising from a claim asserted by a third party, or (c) the conduct of the Inertial Operation prior to the Transfer Date. Without limiting the generality of the foregoing, LCS shall defend, indemnify and hold harmless ANG from and against the Retained Liabilities and any and all liabilities imposed upon ANG resulting from LCS's non-compliance with any applicable bulk sales law or employee notification requirement.

     6.2 Indemnity by ANG - ANG shall defend, indemnify, and hold harmless LCS and LCS's affiliates, and their respective directors, officers, employees, shareholders, representatives, and agents, against and with respect to any and all losses, costs, damages, assessments, administrative fines or penalties, liabilities, obligations, claims or expenses, (including reasonable professional fees and similar expenses) (collectively, the "Losses") from, resulting by reason of or arising in connection with (a) any inaccuracy in or breach of any of the representations, covenants, warranties or agreements made or other documents delivered by ANG in connection herewith or any breach thereof arising from a claim asserted by a third party,
(b) any claim or demand made or liability asserted against LCS due to ANG's failure or alleged failure to pay, perform or discharge any obligations of ANG under this Agreement, or (c) the conduct of the Inertial Operation after the Transfer Date.

     6.3 Indemnification Notice - The party seeking indemnification under this Section 6 agrees to give prompt notice to the party against whom indemnity may be sought (the "Indemnifying Party") of the assertion of any claim or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under this Section; provided, however, that in the event such notice is not given or is delayed and the Indemnifying Party is not prejudiced thereby, the Indemnified Party's rights hereunder shall not be affected. The Indemnifying Party shall have the right at its own expense, to control the defense and the Indemnifying Party shall not settle the matter without the consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party shall have the right to participate in such defense by notice to the Indemnifying Party. If upon the Indemnifying Party's consent, the Indemnified Party assumes such defense, the Indemnified Party shall not settle the matter without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     6.4 Indemnification Threshold - The Indemnifying Party shall not have any obligation to the Indemnified Party under Sections 6.1 and 6.2 unless the aggregate cumulative total of all losses incurred by the Indemnified Party exceeds Fifty Thousand Dollars ($50,000.00), whereupon the Indemnified Party shall be entitled to indemnification for such Losses, but only to the extent that the aggregate cumulative total of such Losses exceeds Fifty Thousand Dollars ($50,000.00).

7. Miscellaneous

     7.1 Assignment - This Agreement shall not be assignable by either party, except upon written consent of the other party.

     7.2 Notices - All notices, approvals or other notifications required or permitted to be sent by one party to other party hereunder shall be in writing and shall be deemed served upon the other party if delivered by recognized overnight courier service, or sent by registered or certified mail, postage prepaid, addressed to such other party at the address set forth below, or, the last address of such party as shall have been communicated to the other party:


If to LCS:               Lucas Automation & Control
                         Engineering, Inc.
                         1000 Lucas Way
                         Hampton, Virginia 23666
                         Attention: Robert Davies


with a copy to:          Dr. Neal H. Seymour, Esquire
                         Lucas Control Systems
                         1000 Lucas Way
                         Hampton, VA 23666


If to ANG:               Allard Nazarian Group, Inc.
                         124 Joliette Street
                         Manchester, NH 03102
                         Attention: John R. Allard


with a copy to:          Richard A. Samuels, Esquire
                         McLane, Graf, Raulerson & Middleton,
                         P.A.
                         900 Elm Street

                         P.O. Box 326
                         Manchester, NH 03105-0326


     7.3 Survival of Representations and Warranties - The representations and warranties contained herein or in any schedule or other document attached hereto shall be deemed representations and warranties of the party by whom or on whose behalf the same are delivered and all representations and warranties made by such party to this Agreement shall survive the Transfer for a period not to exceed one (1) year with the exception of Sections 4.1.4, 4.1.6, 4.1.8, 4.1.11, 4.1.12,
4.1.15, and 4.1.19 which shall survive the Transfer for a period not to exceed two (2) years.

     7.4 Severability - If, for any reason, any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of the other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     7.5 Governing Law - This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Virginia, except where the laws of some other jurisdictions mandatorily apply.

     7.6 Entire Agreement - This Agreement together with the Exhibits and Schedules hereto, embodies the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

     7.7 Waiver - Neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, modification, discharge or termination is sought. No waiver of any right or remedy in respect of any occurrence or event on any other occasion unless specifically provided for in writing executed by the party to be so bound.

     7.8 Headings - The headings in this Agreement are for purposes of reference only, and shall not limit or otherwise affect the meaning thereof.

     7.9 Execution - This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.10 Interpretation and Agreement Preparation - The parties hereto agree that this Agreement is the product of negotiations between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction.

     7.11 Consents - Whenever the terms of this Agreement require the consent of a party be provided, unless this Agreement stipulates otherwise, such consent shall not be unreasonably withheld.

     7.12 Arbitration - Any dispute arising out of this Agreement or the transactions contemplated hereby shall be settled by arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the Washington, D.C. metropolitan area and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties acknowledge that time is of the essence in connection with resolving any dispute and that the parties will cooperate with each other to promptly arbitrate any such matters. The arbitrator shall award the prevailing party all costs, attorney fees, and other out-of-pocket expenses relating to the dispute incurred by such party.

     7.13 Successors and Assigns - Subject to Section 7.1 hereof, this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year last below written.


WITNESS:                      Lucas Automation & Control
                              Engineering, Inc.
                              By: /s/ Robert J. Davies
                                  --------------------
                              Name: Robert J. Davies
                              Title: President
Date:                              Date:  07/30/98



WITNESS:                      Allard Nazarian Group, Inc.


                              By: /s/ John R. Allard
                                  -------------------
                              Name:  John R. Allard
                              Title: Chief Executive Officer
Date:                              Date:  07/30/98

Exhibit 10.26
                        CREDIT AGREEMENT

                   Dated as of August 3, 1998

                              among

             WPI GROUP, INC., WPI ELECTRONICS, INC.
            WPI MAGNETEC, INC., WPI MICRO PALM, INC.,
       WPI POWER SYSTEMS, INC., WPI OYSTER TERMIFLEX, INC.
               WPI MICRO PROCESSOR SYSTEMS, INC.,
           WPI DECISIONKEY, INC., WPI UK HOLDING, INC.
      WPI UK HOLDING, II, INC., WPI OYSTER TERMINALS, INC.,
      WPI HUSKY COMPUTERS, INC., AND WPI INSTRUMENTS,, INC.

                          as Borrowers,

                  THE LENDERS SIGNATORY HERETO
                       FROM TIME TO TIME,

                           as Lenders,

                               and

                         FLEET BANK - NH

                       as Agent and Lender

                        TABLE OF CONTENTS


1.  AMOUNT AND TERMS OF CREDIT                                 2
       1.1  CREDIT FACILITIES                                  2
       1.2  PREPAYMENTS                                        7
       1.3  USE OF PROCEEDS                                    9
       1.4  INTEREST AND APPLICABLE MARGINS                    9
       1.5  ELIGIBLE ACCOUNTS                                 12
       1.6  ELIGIBLE INVENTORY                                14
       1.7  CASH MANAGEMENT SYSTEMS                           15
       1.8  FEES                                              15
       1.9  RECEIPT OF PAYMENTS                               15
       1.10  APPLICATION AND ALLOCATION OF PAYMENTS           16
       1.11  LOAN ACCOUNT AND ACCOUNTING                      16
       1.12  INDEMNITY                                        17
       1.13  ACCESS                                           18
       1.14  TAXES                                            18
       1.15  CAPITAL ADEQUACY; INCREASED COSTS: ILLEGALLY     19
       1.16  SINGLE LOAN                                      20
2.  CONDITIONS PRECEDENT                                      21
       2.1  CONDITIONS TO THE INITIAL LOANS                   21
       2.2  FURTHER CONDITIONS TO EACH LOAN                   21
3.  REPRESENTATIONS AND WARRANTIES                            22
       3.1  CORPORATE EXISTENCE; COMPLIANCE WITH LAW          22
       3.2  EXECUTIVE OFFICES; FEIN                           23
       3.3  CORPORATE POWER, AUTHORIZATION, ENFORCEABLE
       OBLIGATIONS                                            23
       3.4  FINANCIAL STATEMENTS AND PROJECTIONS              23
       3.5  MATERIAL ADVERSE EFFECT                           24
       3.6  OWNERSHIP OF PROPERTY: LIENS                      25
       3.7  LABOR MATTERS                                     25
       3.8  VENTURES, SUBSIDIARIES AND AFFILIATES: OUTSTANDING
       STOCK AND INDEBTEDNESS                                 26
       3.9  GOVERNMENTAL REGULATION                           26
       3.10  MARGIN REGULATIONS                               26
       3.11  TAXES                                            26
       3.12  ERISA                                            27
       3.13  NO LITIGATION                                    28
       3.14  BROKERS                                          28
       3.15  INTELLECTUAL PROPERTY                            28
       3.16  FULL DISCLOSURE                                  28
       3.17  ENVIRONMENTAL MATTERS                            29
       3.18  INSURANCE                                        29
       3.19  DEPOSIT AND DISBURSEMENT ACCOUNTS                30
       3.20  GOVERNMENT CONTRACTS                             30

       3.21  CUSTOMER AND TRADE RELATIONS                     30
       3.22  AGREEMENTS AND OTHER DOCUMENTS                   30
       3.23  SOLVENCY                                         30
       3.24  ACQUISITION AGREEMENT                            31
4.  FINANCIAL SATEMENTS AND INFORMATION                       31
       4.1  REPORTS AND NOTICES                               31
       4.2  COMMUNICATION WITH ACCOUNTANTS                    31
5.  AFFIRMATIVE COVENANTS                                     32
       5.1  MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS  32
       5.2  PAYMENT OF OBLIGATIONS                            32
       5.3  BOOKS AND RECORDS                                 33
       5.4  INSURANCE: DAMAGE TO OR DESTRUCTION OF COLLATERAL 33
       5.5  COMPLIANCE WITH LAWS                              34
       5.6  SUPPLEMENTAL DISCLOSURE                           34
       5.7 INTELLECTUAL PROPERTY                              35
       5.8  ENVIRONMENTAL MATTERS                             35
       5.9  LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS AND
       BAILEE LETTERS                                         36
       5.10  FURTHER ASSURANCES                               36
       5.11  YEAR 2000                                        36
6.  NEGATIVE COVENANTS                                        37
       6.1  MERGERS, SUBSIDIARIES, ETC.                       37
       6.2  INVESTMENTS: LOANS AND ADVANCES                   37
       6.3  INDEBTEDNESS                                      38
       6.4  EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS         38
       6.5  CAPITAL STRUCTURE AND BUSINESS                    39
       6.6  GUARANTEED INDEBTEDNESS                           39
       6.7  LIENS                                             39
       6.8  SALE OF STOCK AND ASSETS                          40
       6.9  ERISA                                             40
       6.10  FINANCIAL COVENANTS                              40
       6.11 HAZARDOUS MATERIALS                               40
       6.12  SALE-LEASEBACKS                                  40
       6.13 CANCELLATION OF INDEBTEDNESS                      41
       6.14  RESTRICTED PAYMENTS                              41
       6.15  CHANGE OF CORPORATE NAME OR LOCATION; CHAGE OF
       FISCAL YEAR                                            41
       6.16  NO IMPAIRMENT OF INTERCOMPANY TRANSFERS          41
       6.17  NO SPECULATIVE TRANSACTIONS                      41
       6.18  LEASES                                           42
7.  TERM                                                      42
       7.1  TERMINATION                                       42
       7.2  SURVIVAL OF OBLIGATIONS UPON TERMINATION OF
       FINANCING ARRANGEMENTS                                 42
8.  EVENTS OF DEFAULT: RIGHTS AND REMEDIES                    42

       8.1  EVENTS OF DEFAULT                                 42
       8.2  REMEDIES                                          44
       8.3  WAIVERS BY BORROWERS                              45
9.  ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT       45
       9.1  ASSIGNMENT AND PARTICIPATIONS                     45
       9.2  APPOINTMENT OF AGENT                              47
       9.3  AGENT'S RELANCE, ETC.                             48
       9.4  FLEET BANK - NH AND AFFILIATES                    48
       9.5  LENDER CREDIT DECISION                            49
       9.6  INDEMNIFICATION                                   49
       9.7  SUCCESSOR AGENT                                   49
       9.8  SETOFF AND SHARING OF PAYMENTS                    50
       9.9  ADVANCES; PAYMENTS; NON-FUNDING LENDERS;
       INFORMATION; ACTIONS IN CONCERT                        51
10.  SUCCESSORS AND ASSIGNS                                   53
       10.1  SUCCESSORS AND ASSIGNS                           53
11.  MISCELLANEOUS                                            53
       11.1  COMPLETE AGREEMENT: MODIFICATION OF AGREEMENT    53
       11.2  AMENDMENTS AND WAIVERS                           53
       11.3  FEES AND EXPENSES                                55
       11.4  NO WAIVER                                        57
       11.5  REMEDIES                                         57
       11.6  SEVERABILITY                                     57
       11.7  CONFLICT OF TERMS                                57
       11.8  CONFIDENTIALITY                                  57
       11.9  GOVERNING LAW                                    58
       11.10  NOTICES                                         59
       11.11  SECTION TITLES                                  59
       11.12  COUNTERPARTS                                    59
       11.13  WAIVER OF JURY TRIAL                            59
       11.14  REINSTATEMENT                                   60
       11.15 ADVICE OF COUNSEL                                60
       11.16  NO STRICT CONSTRUCTION                          60
       11.17. JOINT AND SEVERAL OBLIGATIONS                   61
12.  INTEREST RATE HEDGING                                    61
                              - 35 -

     THIS CREDIT AGREEMENT, dated as of August 3, 1998, is among WPI GROUP, INC. (the "Parent"), and its wholly owned subsidiaries WPI Electronics, Inc. ("WPI EI"), WPI MAGNETEC, INC. ("WPI MI"), WPI MICRO PALM, INC. ("WPI Palm"), WPI POWER SYSTEMS, INC. ("WPI Power") , WPI OYSTER TERMIFLEX, INC. ("WPI TI"), WPI MICRO PROCESSOR SYSTEMS, INC. ("WPI Processor"), WPI DECISIONKEY, INC ("WPI DK"), WPI UK HOLDING, INC. ("WPI UK"), WPI UK HOLDING II, Inc. ("WPI UK II"), WPI OYSTER TERMINALS, INC. ("WPI OTI"), WPI INSTRUMENTS, INC. ("WPI INSTRUMENTS"), each a New Hampshire corporation (WPI EI, WPI MI, WPI Palm, WPI Power, WPI TI, WPI Processor, WPI DK, WPI UK, WPI UKII, WPI OTI, and WPI INSTRUMENTS collectively, the "NH Subsidiaries") and WPI HUSKY COMPUTERS, INC., a Florida corporation ("Husky"), all such corporations having their chief executive offices at 1155 Elm Street, Manchester, New Hampshire 03101 (the Parent, the NH Subsidiaries and Husky are hereinafter referred to individually as a "Borrower" and collectively as the "Borrowers"), and FLEET BANK - NH, a bank organized under the laws of the State of New Hampshire with a principal place of business at Mail Stop NHNA E02A, 1155 Elm Street, Manchester, New Hampshire, 03101, for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

                            RECITALS

     WHEREAS, the Borrowers, other than WPI INSTRUMENTS, (the "Existing Borrowers") and Agent are parties to an Amended and Restated Commercial Loan Agreement dated as of December 26, 1997 (the "Current Credit Agreement") pursuant to which the Agent provided to the Existing Borrowers a revolving loan commitment of $30,000,000 and a term loan of $15,000,000 (the "Current Credit Facilities");

     WHEREAS, the Existing Borrowers desire that the Current
Credit Facilities be replaced and superseded by the Commitments set forth herein;

     WHEREAS, (a) the Borrowers desire that the Lenders extend
(i) a revolving credit facility to Borrowers of up to Twenty Million Dollars ($20,000,000) to refinance borrowings under the revolving line of credit included in the Current Credit Facilities and to continue to provide working capital financing to the Borrowers and (ii) two (2) term loans (identified herein as Term Loans A and B) in the amounts of Thirty Million Dollars ($30,000.000) and Twenty Five Million Dollars ($25,000,000), respectively, to refinance the term loan included in the Current Credit Facilities, fund a portion of the acquisition cost of the assets of WPI Instruments (the "Acquisition") incurred pursuant to the Purchase and Sale Agreement dated as of July 31, 1998 (the "Acquisition Agreement") between Parent and Allard-Nazarian Group, Inc., Modutec, Inc. and A&M Instrument, Inc. (collectively, the "Seller"), and support capital expenditures and future acquisitions, and (b) Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein;

     WHEREAS, Borrowers desire to secure all of their obligations under the Loan Documents by (a) granting to Agent, for the benefit of Agent and Lenders, a security interest in and mortgage or other lien upon all of their existing and after-acquired assets (including real estate), (b) pledge to the Agent, for the benefit of the Agent and Lenders, all of the capital stock of the Borrowers, other than the capital stock of the Parent which is publicly owned, and 65% of the Parent's foreign subsidiaries, namely WPI Group (U.K.), a private unlimited company organized under the laws of England and Wales ("WPI G-UK"), WPI Oyster-Termiflex Limited, a corporation organized under the laws of England and Wales ("WPI OTL"), WPI Husky Computers Limited, a corporation organized under the laws of the United Kingdom ("WPI HCL") and Modutec (Barbados) Limited, a corporation organized under the laws of Barbados ("MBL") ( WPI G-UK, WPI OTL, WPI HCL and MBL are referred to collectively as the "Foreign Subsidiaries") and (c) pledge to the Agent, for the benefit of Agent and the Lenders, the intercompany demand notes made payable by any of the Foreign Subsidiaries to any Borrower o by any Borrower to any other Borrower; and

     WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A. All Annexes, Disclosure Schedules, Exhibits and other attachments
(collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These
Recitals shall be construed as part of the Agreement;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

1.   AMOUNT AND TERMS OF CREDIT

     1.1. Credit Facilities.

     (a) Revolving Credit Facility. (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Borrowing Base, in each case less the amount of the Swing Line Loan outstanding at such time ("Borrowing Availability"). Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1 (a). Each Revolving Credit Advance shall be made either pursuant (a) to the Agent's Cash Management System (Index Rate Loans only) or (b) on notice by Borrower Representative on behalf of the Borrowers to the representative of Agent identified on Schedule 1.1 at the address specified thereon. Those notices must be given no later than (1) 12:00 p.m. (Manchester, New Hampshire time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (Manchester, New Hampshire time) on the date which is two (2) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1 (a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. If any Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.4(e).

          (ii) The Borrowers shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit l.l(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the joint and several obligation of each Borrower to pay the amount of each Revolving Lender's Revolving Loan Commitment or, if less, the applicable Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to such Borrower together with interest thereon as prescribed in Section
1.4. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

     (b) Term Loan A. (i) Subject to the terms and conditions hereof, each Term A Lender agrees to make a term loan on the Closing Date to the Borrowers in the original principal amount of its Term Loan A Commitment (the "Term Loan A"). The obligations of each Term A Lender hereunder shall be several and not joint. Term Loan A shall be evidenced by promissory notes substantially in the form of Exhibit 1.1 (b)(i) (each a "Term A Note" and collectively the "Term A Notes"), and the Borrowers shall execute and deliver a separate Term A Note to each Term A Lender in the original amount of each Lender's Term Loan A Commitment. Each Term A Note shall represent the joint and several obligation of the Borrowers to pay the applicable Term A Lender's Term Loan A Commitment, together with interest thereon as prescribed in
Section 1.4. Notwithstanding the foregoing, Term Loan A shall constitute a re-finance of the existing term loan to the Existing Borrowers under the Current Credit Facilities having a principal balance of $15,000,000 as of the Closing Date, and the Term A Lenders shall only be required to advance additional funds in respect of the Term Loan A Commitment in the aggregate amount of $15,000,000.

     (ii) (A) The Borrowers shall repay the principal amount of the Term Loan A in twenty (20) consecutive quarterly installments due on the last day of December, March, June and September of each year, commencing December 31, 1998, as follows:
                              - 37 -

Payment Date                       Scheduled Installment
                                   Amount
12/31/98, 3/31/99, 6/30/99, and    $750,000.00 each
9/30/99

12/31/99, 3/31/00, 6/30/00 and     $1,125,000.00 each
9/30/00

12/31/00, 3/31/01, 6/30/01 and     $1,500,000.00 each
9/30/01

12/31/01, 3/31/02, 6/30/02 and     $1,875,000.00 each
9/30/02

12/31/02, 3/31/03, 6/30/03, and    $2,250,000.00 each
9/30/03

     (iii) Notwithstanding the foregoing clause (ii), the aggregate outstanding principal balance of Term Loan A shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

     (iv)  Each payment of principal with respect to the Term
Loan A shall be paid to Agent for the ratable benefit of each Term A Lender making or holding Term Loan A, ratably in proportion to each such Term A Lender's respective Term Loan A
Commitment.

     (c) Term Loan B. (i) Subject to the terms and conditions hereof, each Term B Lender agrees to make a term loan on the Closing Date to the Borrowers in the original principal amount of its Term Loan B Commitment (the "Term Loan B"). The obligations of each Term B Lender hereunder shall be several and not joint. Term Loan B shall be evidenced by promissory notes substantially in the form of Exhibit 1.1 (c)(i) (each a "Term B Note" and collectively the "Term B Notes"), and the Borrowers shall execute and deliver a separate Term B Note to each Term B Lender in the original amount of each Lender's Term Loan B Commitment. Each Term B Note shall represent the joint and several obligation of the Borrowers to pay the applicable Term B Lender's Term Loan B Commitment, together with interest thereon as prescribed in
Section 1.4.

     (ii) The Borrowers shall repay the principal amount of the Term Loan B in twenty-four (24) consecutive quarterly installments, due on the last day of December, March, June, and September of each year commencing on December 31, 1998 (each such date a "Term Loan B Payment Date"), as follows:

Payment Date                       Scheduled Installment Amount

12/31/98 and each Term Loan B      $62,500.00
Payment Date thereafter up to and
including 9/30/03

12/31/03 and each Term Loan B      $5,937,500.00
Payment Date thereafter up to and
including 9/30/04

     (iii) Notwithstanding the foregoing clause (ii), the aggregate outstanding principal balance of Term Loan B shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

     (iv) Each payment of principal with respect to Term Loan B shall be paid to Agent for the ratable benefit of each Term
Lender making or holding Term Loan B ratably in proportion to each Term B Lender's respective Term Loan B Commitment.

     (d) Swing Line Facility. (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice or pursuant to Agent's Cash Management System. The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) the Borrowing Base less the outstanding balance of the Revolving Loan at such time ("Swing Line Availability"). Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1 (d). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of the applicable Borrower in accordance with Section 1.1 (a). Those notices must be given no later than 12:00 p.m. (Manchester, New Hampshire time) on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

     (ii) The Borrowers shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1 (d)(ii) (the "Swing Line Note"). The Swing Line Note shall represent the joint and several obligation of the Borrowers to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances together with interest thereon as prescribed in Section 1.4. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

     (iii) Refunding of Swing Line Loans. The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, shall on behalf of the Borrowers (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to the Borrowers (which shall be an Index Rate Loan) in an amount equal to such Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1 (h) or 8.1 (i) shall have occurred (in which event the procedures of Section 1.1 (d)(iv) shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, such Revolving Lender's Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 2:00 p.m. (Manchester, New Hampshire time), in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the applicable Borrower.

     (iv) Participation in Swing Line Loans. If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section l.l(d)(iii), one of the events described in Sections 8.1(h) or 8.1(i) shall have occurred, then, subject to the provisions of Section 1.1 (d)(v) below, each Revolving Lender will, on the date such Revolving Credit Advance was to have been made, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Revolving Lender a certificate evidencing such participation, dated the date of receipt of such funds and in such amount.

     (v) Revolving Lenders' Obligations Unconditional. Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with Section 1.1 (d)(iii) and to purchase participating interests in accordance with Section 1.1 (d)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased, or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.1 (d)(iii) or 1.1
(d)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of nonpayment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

     (e) Reliance on Notices: Appointment of Borrower Representative. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Parent as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances. Notices of Swing Line Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

     1.2. Prepayments.

     (a) Voluntary Prepayments. Borrowers may at any time on at least five (5) days' prior written notice by Borrower Representative to Agent voluntarily prepay all or part of the Term Loans; provided that any such prepayments or reductions shall be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of such amount. In addition, Borrowers may at any time on at least ten (10) days' prior written notice by Borrower Representative to Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment and any such termination of the Revolving Loan Commitment must be accompanied by the payment of any LIBOR funding breakage costs in accordance with Section 1.12(b). Upon any such prepayment and termination of the Revolving Loan Commitment, each Borrower's right to request Revolving Credit Advances, or request Swing Line Advances, shall simultaneously be terminated. Any partial prepayments of the Term Loans shall be applied to prepay the scheduled installments of the Term Loans, ratably, in inverse order of maturity.

     (b) Mandatory Prepayments. (i) If at any time the outstanding balance of the aggregate Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base, less, in each case, the aggregate outstanding Swing Line Loan at such time, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess.

     (ii) Immediately upon receipt by any Borrower of proceeds of any asset disposition(including condemnation proceeds, but excluding proceeds of asset dispositions permitted by Section 6.8
(a), (b), and (c)), Borrowers shall prepay the Loans within three
(3) Business Days of receipt of such proceeds in an amount equal to such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below.

     (iii) If Parent issues Stock, no later that the Business Day following the date of receipt of proceeds thereof, Parent shall prepay the Loans in an amount equal to the proceeds thereof, net of underwriting discounts and commissions and other reasonable costs, fees and expenses paid to Non-Affiliates in connection therewith, but only to the extent such net proceeds, together with the proceeds from any other issuances of Stock during the then current Fiscal Year, exceed $1,000,000.

     (iv) Until the Termination Date, Borrowers shall prepay the Obligations on the earlier of the date which is three (3) Business Days after (A) the date on which Borrowers' annual audited Financial Statements for the immediately preceding Fiscal Year commencing with Fiscal Year 1999 are delivered pursuant to Annex C or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Annex C, each such prepayment to be in an amount equal to seventy-five percent (75%) of Excess Cash Flow for the immediately preceding Fiscal Year. Each such prepayment shall be accompanied by a certificate signed by Borrower Representative's chief financial officer certifying the calculation of Excess Cash Flow, and setting forth the resulting prepayment, and the method of allocation to each Borrower's Obligations and accompanied by reasonable supporting detail, which certificate shall be in form and substance satisfactory to Agent.

     (c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrowers pursuant to clauses (b)(ii),
(b)(iii), or (b)(iv) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loans; third, to prepay the scheduled installments of the Borrowers' Term Loans, ratably in inverse order of maturity, until such Term Loans shall have been prepaid in full, provided that if the prepayment is made pursuant to clause (b)(ii) any Term Loan B Lender may elect to allocate his portion of the prepayment entirely to Term Loan A; fourth, to interest then due and payable on such Borrower's Swing Line Loan;

fifth, to the principal balance of the Swing Line Loan outstanding to such Borrower until the same shall have been repaid in full; sixth, to interest then due and payable on Revolving Credit Advances made to such Borrower; and seventh, to the principal balance of Revolving Credit Advances outstanding to such Borrower until the same shall have been paid in full. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayment.

     (d) Application of Prepayments from Insurance Proceeds. Prepayments from insurance proceeds in accordance with Section 5.4(c) shall be applied as follows: insurance proceeds from casualties or losses to cash or Inventory shall be applied first to the Swing Line Loans and second to the Revolving Credit Advances; insurance proceeds from casualties or losses to Equipment, Fixtures and Real Estate shall be applied ratably to scheduled installments of the Term Loans in inverse order of maturity. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments. If the precise amount of insurance proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined by Agent, subject to the approval of Requisite Lenders.

     (e) Nothing in this Section 1.2 shall be construed to constitute Agent's or any Lender's consent to any transaction referred to in clauses (b)(ii) and (b)(iii) above which is not permitted by other provisions of this Agreement or the other Loan
Documents.

     1.3. Use of Proceeds.

     Borrowers shall utilize the proceeds of the Term Loans, the Revolving Loan and the Swing Line Advances solely for the Acquisition (and to pay any related transaction expenses), to refinance the Current Credit Facilities, and for the financing of Borrowers' ordinary working capital needs and future acquisitions (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6. 14). Disclosure Schedule (1.3) contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans to be made or incurred on that date.

     1.4. Interest and Applicable Margins.

     (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to Term Loan A, the Index Rate plus the Applicable Term Loan A Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan A LIBOR Margin per annum; (iii) with respect to Term Loan B. the Index Rate plus the Applicable Term Loan B Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan B Margin; and (iv) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

     As of the Closing Date, the Applicable Margins shall be as follows:

       Applicable Revolver Index Margin        1.25%
       Applicable Revolver LIBOR Margin        2.50%
       Applicable Term Loan A Index Margin     1.25%
       Applicable Term Loan A LIBOR Margin     2.50%
       Applicable Term Loan B Index Margin     1.75%
       Applicable Term Loan B LIBOR Margin     3.00%
       Applicable Unused Line Fee Margin       0.50%

     The Applicable Margins will be adjusted (up or down) prospectively on a quarterly basis as determined by Borrowers' Ratio of Total Debt to EBITDA, commencing with the first day of the first calendar month that occurs more than five (5) days after delivery of Borrowers' unaudited Financial Statements to Lenders for the Fiscal Quarter ending March 31, 1999.
Adjustments in Applicable Margins will be determined by reference to the following grids:

  Total Debt/If EBITDA       Level of
  Ratio is:                  Applicable Margins:
        4.0                       Level I
        3.5, but < 4.0            Level II
        3.0, but < 3.5            Level III
        2.5, but < 3.0            Level IV
       < 2.5                      Level V



                                 Applicable Margins
                            Level  Level  Level   Level   Level
                            I      II     III     IV      V
Applicable Revolver         1.25%  1.00%  0.75%   0.50%   0.25%
Index Margin
Applicable Revolver LIBOR   2.50%  2.25%  2.0%    1.75%   1.50%
Margin
Applicable Term Loan A      1.25%  1.00%  0.75%   0.50%   0.25%
Index Margin
Applicable Term Loan A      2.50%  2.25%  2.0%    1.75%   1.50%
LIBOR Margin
Applicable Term Loan B      1.75%  1.50%  1.25%   1.25%   1.0%
Index Margin
Applicable Term Loan B      3.0%   2.75%  2.50%   2.50%   2.25%
LIBOR Margin
Applicable Unused Line Fee  0.50%  0.50%  0.50%   0.375%  0.375%
Margin

     All adjustments in the Applicable Margins after the Fiscal Quarter ending March 31, 1999 will be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements of Borrowers evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

     (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred and sixty-five (365) day year (three hundred sixty (360) day year in the case of LIBOR Loans), in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Agent of an interest rate hereunder shall be conclusive, absent manifest error.

     (d) So long as any Event of Default shall have occurred and be continuing, and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand. Borrowers shall pay, upon billing therefor, a "Late Charge" equal to five percent (5%) of the amount of any payment of principal, other than principal due at the Commitment Termination Date, interest, or both, which is not paid within ten
(10) days of the due date thereof. Late charges are: (i) payable in addition to, and not in limitation of, the Default Rate, (ii) intended to compensate Bank for administrative and processing costs incident to late payments, (iii) are not interest, and (iv) shall not be subject to refund or rebate or credited against any other amount due.

     (e) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.12(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (Manchester, New Hampshire time) on the second
(2nd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (Manchester, New Hampshire time) on the second (2nd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or if the additional conditions precedent set forth in
Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.4(e).

     (f) Notwithstanding anything to the contrary set forth in this Section 1.4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.4(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.4(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.10 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

     1.5. Eligible Accounts.

     Based on the most recent Borrowing Base Certificate delivered by the Borrowers to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Accounts shall be "Eligible Accounts" for purposes of this Agreement. In determining whether a particular Account of any Borrower (as used in this Section as well as in Section 1.6, the term "Borrower" shall include Foreign Subsidiaries) constitutes an Eligible Account, Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria in its reasonable credit judgment with respect to circumstances arising after the Closing Date (to the extent practicable under the circumstances, Agent shall provide prior notice to Borrowers of any such adjustment). Eligible Accounts shall not include any Account of any Borrower:

     (a) which does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

     (b) upon which (i) such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or binding arbitration;

     (c) to the extent any defense, counterclaim, credit, setoff or dispute is asserted as to such Account or if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract;

     (d) that is not a true and correct statement of bona fide indebtedness or obligations incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

     (e) with respect to which an electronic or paper invoice, acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

     (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

     (g) that arises from a sale to any director, officer, other employee or Affiliate of any Borrower, or to any entity (other than a public company or an affiliate of a public company) which has any common officer or director with any Borrower;

     (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, or any applicable state statute or municipal ordinance of similar purpose and effect, with respect to such obligation;

     (i) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable
Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

     (j) that arises with respect to goods which are delivered on a bill and hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

     (k) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

     (i) it is not paid within the earlier of: sixty (60) days following its due date;

     (ii) if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due;
or

     (iii) if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

     (l) which is the obligation of an Account Debtor if the applicable Borrower has placed that Account Debtor on a cash-on-delivery status or fifty percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.5;

     (m) as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement or the Security Agreement is untrue; or

     (n) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper.

     1.6. Eligible Inventory.
                              - 44 -

     Based on the most recent Borrowing Base Certificate delivered by the Borrowers to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Inventory of each Borrower shall be "Eligible Inventory" for purposes of this Agreement. In determining whether any particular Inventory of any Borrower constitutes Eligible Inventory, Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria in its reasonable credit judgment with respect to circumstances arising after the Closing Date (to the extent practicable under the circumstances, Agent shall provide prior notice to Borrowers of any such adjustment), subject to the approval in the case of adjustments or new criteria which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of any Borrower:

     (a) that is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 and subject to Reserves;

     (b) that is covered by a negotiable document of title, unless such document has been delivered to Agent;

     (c) that in Agent's reasonable determination, is obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

     (d) that consists of goods which have been returned by the buyer;

     (e) that is not of a type held for sale in the ordinary course of such Borrower's business;

     (f) as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or the Security Agreement is untrue;

     (g) that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available; or

     (h) that is not covered by casualty insurance acceptable to Agent.

     1.7. Cash Management Systems.

     Borrowers confirm their election to continue to use the cash management systems currently in place with Agent (the "Cash
Management Systems").

     1.8. Fees.

     (a) Borrowers shall pay to Fleet Bank - NH, individually, the Fees specified in that certain fee letter dated July 30, 1998 among Borrowers and Fleet Bank - NH (the "Fleet Fee Letter"), at the times specified for payment therein.

     (b) As additional compensation for the Revolving Lenders, Borrowers agree to pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrowers' non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan and the Swing Line Loan outstanding during the period for which such fee is due.

     1.9. Receipt of Payments.

     Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (Manchester, New Hampshire time) on the day when due in immediately available funds in Dollars to the Agent unless Agent has automatically debited such payments against Borrower's account(s) with Agent. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Collection Account prior to 2:00 p.m. Manchester, New Hampshire time. Payments received after 2:00 p.m.
                              - 45 -

Manchester, New Hampshire time on any Business Day shall be deemed to have been received on the following Business Day.

     1.10. Application and Allocation of Payments.

     (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Swing Line Loan and the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower Representative, subject to the provisions of Section 1.2(a); and (iv) mandatory prepayments shall be applied as set forth in Section 1.2(c). As to each other payment, and as to all payments made when a Default or Event of Default shall have occurred and be continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order:
(1) to Fees and Agent's expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans ratably to the aggregate, combined principal balance of the other Loans; and (6) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

     (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to promptly pay any such amounts as and when due, even if such charges would cause the balance of the aggregate Revolving Loan and the Swing Line Loan to exceed Borrowing Availability or would cause the balance of the Revolving Loan and the Swing Loan of any Borrower to exceed such Borrower's separate Borrowing Base. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

     1.11. Loan Account and Accounting.

     Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances and the Term Loans, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers.

     1.12. Indemnity.

     (a) Each Borrower shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan
                              - 46 -

Documents (collectively, "Indemnified Liabilities"); provided, that no such Borrower shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

     (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.12(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

     1.13. Access.

     Each Borrower shall, during normal business hours, from time to time upon three (3) Business Days' prior notice as frequently as Agent determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Borrower and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Borrower's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Borrower. If a Default or Event of Default shall have occurred and be continuing, each such Borrower shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrowers shall provide Agent and each Lender with access to their suppliers and customers. Each Borrower shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Agent may request. Each Borrower shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Borrower consistent with past practices. Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrowers.


     1.14. Taxes.

     (a) Any and all payments by each Borrower hereunder or under the Notes shall be made, in accordance with this Section 1. 14, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1. 14) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

     (b) Each Borrower shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1. 14) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

     1.15. Capital Adequacy: Increased Costs: Illegality.

     (a) If any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

     (b) If, due to the introduction of or any change in any law or regulation (or any change in the interpretation thereof), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.15(b).

     (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf-of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate.

     (d) Replacement of Lender in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.14(a). 1.15(a) or 1.15(b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower Representative, with the consent of Agent (which may not be unreasonably withheld or delayed), may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be satisfactory to Agent. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

     Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers' rights under this Section 1.15(d) shall terminate and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.14(a), 1.15(a) and 1.15(b).



     1.16. Single Loan.

     All Loans to the Borrowers and all of the other Obligations of Borrowers arising under this Agreement and the other Loan
Documents shall constitute one general joint and several obligation of the Borrowers secured, until the Termination Date, by all of the Collateral.

2.   CONDITIONS PRECEDENT

     2.1. Conditions to the Initial Loans.

     No Lender shall be obligated to make any Loan on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

     (a) Credit Agreement: Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex B, each in form and substance satisfactory to Agent.

     (b) Approvals. Agent shall have received (i) satisfactory evidence that the Borrowers have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

     (c) Opening Availability. The Eligible Accounts and Eligible Inventory of the Borrowers supporting the initial Revolving Credit Advance and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrowers, collectively, with Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $5,000,000.

     (d) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date (including the Fees specified in the Fleet Bank Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

     (e) Consummation of Acquisition. Agent shall have received fully executed copies of the Acquisition Agreement and each of the other Acquisition Documents, each of which shall be in form and substance satisfactory to Agent and its counsel. The Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement and the other Acquisition Documents but for the payment of the cash purchase price payable on the Closing Date pursuant to the Acquisition Agreement. The aggregate consideration for the Acquisition shall not exceed $22,750,000.

     2.2. Further Conditions to Each Loan.

     Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, or convert or continue any Loan as a LIBOR Loan, if, as of the date thereof:

     (a) Any representation or warranty by any Borrower contained herein or in any of the other Loan Documents shall be untrue or incorrect in any material respect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

     (b) Any event or circumstance having a Material Adverse
Effect shall have occurred since the date hereof; or

     (c) (i) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan, or
(ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and Agent or Requisite Revolving Lenders shall have determined not to make any Loan so long as that Default is continuing; or

     (d) After giving effect to any Advance, (i) the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, less, in each case, the then outstanding principal amount of the Swing Line Loan, or (ii) the outstanding principal amount of the Revolving Loan would exceed the Borrowing Base less the outstanding principal amount of the Swing Line Loan; or

     (e) After giving effect to any Swing Line Advance, (i) the outstanding principal amount of the Swing Line Loan would exceed Swing Line Availability, or (ii) the Outstanding principal amount of the Swing Line Loan would exceed the Borrowing Base less the outstanding principal amount of the Revolving Loan.

The request and acceptance by the Borrower Representative of the proceeds of any Loan, or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.   REPRESENTATIONS AND WARRANTIES

     To induce Lenders to make the Loans, the Borrowers executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Borrowers, each and all of which shall survive the execution and delivery of this Agreement. In the case of WPI Instruments, the representations shall be deemed to apply to WPI Instruments and the business acquired from Seller.

     3.1. Corporate Existence; Compliance with Law.

     Each Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations set forth herein regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and by-laws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.2. Executive Offices; FEIN.

     As of the Closing Date, the current location of each Borrower's chief executive office and principal place of business is set forth in Disclosure Schedule (3.2), and none of such locations have changed within the twelve (12) months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Borrower.

     3.3. Corporate Power. Authorization. Enforceable
Obligations.

     The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate or partnership power; (b) have been duly authorized by all necessary or proper corporate, shareholder and other action;
(c) do not contravene any provision of such Person's charter, bylaws or partnership agreement; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, instrument, mortgage, deed of trust, or any material lease or other agreement to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and
(g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in
Section 2.1 (c), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Borrower and each such Loan Document shall then constitute a legal, valid and binding obligation enforceable in accordance with its terms.

     3.4. Financial Statements and Projections.

     Except for the Projections, all Financial Statements concerning Borrowers which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

     (a) The following Financial Statements attached hereto as Disclosure Schedule (3.4(A)) have been delivered on the date hereof:

          (i) The audited consolidated balance sheets of the Existing Borrowers as of September 30, 1997 and the related statements of income and cash flows of the Existing Borrowers for their fiscal year then ended.

          (ii) The unaudited balance sheet at June 30, 1998 of the Existing Borrowers and the related statement(s) of income and cash flows of the Existing Borrowers for the period then ended.

     (b) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(B)) have been prepared by Borrowers in light of the past operations of their businesses, but including future payments of known contingent liabilities, and reflect projections for the fiscal year ending September 30, 1999 beginning on the first day of the month immediately following the Closing Date on a month by month basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information p ejected therein for the period set forth therein.

     3.5. Material Adverse Effect.

     Between the date of the most recent financial statements of the Existing Borrowers delivered to the Agent (the "Financial Statement Date") and the Closing Date, (a) no Existing Borrower has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Pro Forma and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Existing Borrower or has become binding upon any Existing Borrower's assets and no law or regulation applicable to any Borrower has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Borrower is in default and to the best of Existing Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between the Financial Statement Date and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

     3.6. Ownership of Property: Liens.

     As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Borrower. Each Borrower owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Borrower is a lessor, sublessor or assignor as of the Closing Date. Each Borrower also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Borrower are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Borrower's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Borrower's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

     3.7. Labor Matters.

     As of the Closing Date (a) no strikes or other material labor disputes against any Borrower are pending or, to any Borrower's knowledge, threatened; (b) hours worked by and payment made to employees of each Borrower comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Borrower for employee health and welfare insurance have been paid or accrued as a liability on the books of such Borrower; (d) except as set forth in Disclosure Schedule (3.7), no Borrower is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Borrower pending or, to any Borrower's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Borrower has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against any Borrower pending or, to the knowledge of any Borrower, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Borrower of any individual.

     3.8. Ventures. Subsidiaries and Affiliates: Outstanding
Stock and Indebtedness.

     Except as set forth in Disclosure Schedule (3.8), no Borrower has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any Person other than the other Borrowers. All of the issued and outstanding Stock of each Borrower that is a corporation is owned by each of the stockholders and in the amounts set forth on Disclosure Schedule (3.8). Except as set forth on Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Borrower may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities, or interests or any Stock or other equity securities of its Subsidiaries. As of the Closing Date, the Borrowers have no Indebtedness or Guaranteed Indebtedness except as set forth in Section 6.3 and Disclosure Schedule (6.3).

     3.9. Government Regulation.

     No Borrower is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Acquisition will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     3. 10. Margin Regulations.

     No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Borrower owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. No Borrower will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

     3.11. Taxes.

     All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Borrower have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with
Section 5.2(b). Proper and accurate amounts have been withheld by each Borrower from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11 ) sets forth as of the Closing Date those taxable years for which any Borrower's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.11), no Borrower has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Borrowers and their respective predecessors are liable for any
Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Borrower's knowledge, as a transferee. As of the Closing Date, no Borrower has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

     3.12. ERISA.

     (a) Disclosure Schedule (3.12) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agent. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. No Borrower or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 4~12 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Borrower or ERISA Affiliate has engaged in a prohibited transaction, as defined in
Section 4975 of the IRC, in connection with any Plan, which would subject any Borrower to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

     (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Borrower or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a

Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001 (a)(14) of ERISA) of any Borrower or ERISA Affiliate; and
(vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

     3.13. No Litigation.

     No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Borrower, threatened against any Borrower, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Borrower's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Borrower and which, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3. 13), as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $100,000 or injunctive relief or alleges criminal misconduct of any Borrower.

     3.14. Brokers.

     Except as set forth on Disclosure Schedule (3.14), no broker or finder acting on behalf of any Borrower brought about the obtaining, making or closing of the Loans or the Related
Transactions, and no Borrower has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     3.15. Intellectual Property.

     As of the Closing Date, each Borrower owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3. 15) hereto. Each Borrower conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

     3.16. Full Disclosure.

No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Borrower to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

     3.17. Environmental Matters.

     (a) Except as set forth in Disclosure Schedule (3 17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect; (ii) no Borrower has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, except for such Releases as would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect; (iii) the Borrowers are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect; (iv) the Borrowers have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits
                              - 54 -
would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Borrower is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Borrower which could reasonably be expected to have a Material Adverse Effect, and no Borrower has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $25,000 or injunctive relief, or which alleges criminal misconduct by any Borrower; (vii) no notice has been received by any Borrower identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Borrowers, there are no facts, circumstances or conditions that may result in any Borrower being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Borrowers have provided to Agent copies of all existing environmental reports and audits in their possession pertaining to actual or potential Environmental Liabilities, in each case relating to any Real Estate.

     (b) Each Borrower hereby acknowledges and agrees that Agent
(i) is not now, and has not ever been, in control of any of the Real Estate or any Borrower's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Borrower's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

     3.18. Insurance.

     Disclosure Schedule (3. 18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Borrower, as well as a summary of the terms of each such policy.

     3. 19. Deposit and Disbursement Accounts.

     Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Borrower maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

     3.20. Government Contracts.

     Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Borrower is a party to any contract or agreement with any Governmental Authority and no Borrower's Accounts are subject to the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727), or any similar state or local law.

     3.21. Customer and Trade Relations.

     Except as set forth in Disclosure Schedule (3.21), as of the Closing Date, there exists no actual or, to the knowledge of any Borrower, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Borrower with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Borrower; or the business relationship of any Borrower with any supplier material to its operations.

     3.22. Agreements and Other Documents.

     As of the Closing Date, each Borrower has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Disclosure Schedule (3.22): supply agreements and purchase agreements not terminable by such Borrower within sixty (60) days following written notice issued by such Borrower and involving transactions in excess of $1,000,000 per annum; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; licenses and permits held by the Borrowers, the absence of which could be reasonably likely to have a
                              - 55 -

Material Adverse Effect; instruments or documents evidencing Indebtedness of such Borrower and any security interest granted by such Borrower with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Borrower.

     3.23. Solvency.

     Both before and after giving effect to (a) the Loans to be made or extended on the Closing Date or such other date as Loans requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative, (c) the Acquisition, the Refinancing and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Borrower is Solvent.

     3.24. Acquisition Agreement.

     As of the Closing Date, Borrowers have delivered to Agent a complete and correct copy of the Acquisition Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Borrower and no other Person party thereto is in default in the performance or compliance with any provisions thereof, and the Acquisition Agreement complies with, and the Acquisition has been consummated in accordance with, all applicable laws. The Acquisition Agreement is in full force and effect as of the Closing Date, and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over Seller, any Borrower and other Persons referenced therein, with respect to the transactions contemplated by the Acquisition Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Acquisition Agreement or to the conduct by any Borrower of its business thereafter. To the best of each Borrower's knowledge, none of the Seller's representations or warranties in the Acquisition Agreement contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading. Each of the representations and warranties given by each applicable Borrower in the Acquisition Agreement is true and correct in all material respects. Notwithstanding anything contained in the Acquisition Agreement to the contrary, such representations and warranties of the Borrowers are incorporated into this Agreement by this Section 3.24 and shall, solely for purposes of this Agreement and the benefit of Agent and Lenders, survive the consummation of the Acquisition.

4.   FINANCIAL STATEMENTS AND INFORMATION

     4.1. Reports and Notices.

     (a) Each Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex C.

     (b) Each Borrower executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex D.

     4.2. Communication with Accountants.

     Each Borrower executing this Agreement authorizes Agent and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants, and authorizes and shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Borrower (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Borrower in a manner consistent with the policies of such accountants and advisors.

5.   AFFIRMATIVE COVENANTS

     Each Borrower jointly and severally agrees as to all Borrowers that from and after the date hereof and until the Termination Date:
                              - 56 -

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     5.1. Maintenance of Existence and Conduct of Business.

     Each Borrower shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

     5.2. Payment of Obligations.

     (a) Subject to Section 5.2(b), each Borrower shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

     (b) Each Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 5.2(a); provided, that (i) at the time of commencement of any such contest no Default or Event of Default shall have occurred and be continuing, (ii) adequate reserves with respect to such contest are maintained on the books of such Borrower, in accordance with GAAP, (iii) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges or claims or any Lien in respect thereof, (iv) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (v) no Lien shall be imposed to secure payment of such Charges or claims other than Permitted Encumbrances, (vi) such Borrower shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Borrower or the conditions set forth in this Section 5.2(b) are no longer met, and (vii) Agent has not advised Borrowers in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

     5.3. Books and Records.

     Each Borrower shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(A)).

     5.4. Insurance: Damage to or Destruction of Collateral.

     (a) The Borrowers shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3. 18) as in effect on the date hereof in form and with insurers acceptable to Agent. If any Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. Agent shall have no obligation to obtain insurance for any Borrower or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Borrower's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

     (b) Agent reserves the right at any time upon any change in any Borrower's risk profile (including any change in the product mix maintained by any Borrower or any laws affecting the potential liability of such Borrower) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Borrower is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, each Borrower shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

     (c) Each Borrower shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default shall have occurred and be continuing, as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d), or permit or require the applicable Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, (a) if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $500,000.00 in the aggregate, Agent shall permit the applicable Borrower to replace, restore, repair or rebuild the property, and
(b) if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds exceed $500,000.00 in the aggregate, Agent shall permit the applicable Borrower to replace, restore, repair or rebuild the property, provided that if such Borrower shall not have completed such replacement, restoration, repair or rebuilding within 360 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d). All insurance proceeds which are to be made available to any Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan of such Borrower (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the separate Borrowing Base of the affected Borrower in an amount equal to the amount of such proceeds so applied or a cash collateral account subject to a Control Letter. Thereafter, such funds shall be made available to that Borrower to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request a Revolving Credit Advance or a release from such cash collateral account be made to such Borrower in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or release from such cash collateral account; and (iii) the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.2(d).

     5.5. Compliance with Laws.

     Each Borrower shall comply with all federal, state, local and foreign laws and regulations applicable to it, including without limitation those relating to licensing, ERISA and labor matters, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.6. Supplemental Disclosure.

     From time to time as may be requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Borrowers shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan
Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure
Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby
(and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein);provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing
Date.

     5.7. Intellectual Property.

     Each Borrower will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person which could reasonably be expected to have a Material Adverse Effect.

     5.8. Environmental Matters.

     Each Borrower shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are necessary to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Borrower becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $500,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Borrower in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $1,000,000 in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation or Release. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Borrower or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Borrower shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems reasonably appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

     5.9. Landlords' Agreements. Mortgagee Agreements and Bailee
Letters.

     Each Borrower shall use its best efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date, any Borrower's Eligible Inventory at that location shall, in Agent's discretion, be excluded from such Borrower's Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable credit judgment; provided, that any such exclusion from such Borrower's Borrowing Base, and any such additional Reserve, shall be canceled upon Agent's receipt of an acceptable landlord or mortgagee agreement or bailee letter. After the Closing Date, no real property or warehouse space shall be leased or acquired by any Borrower and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent, unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. If any Borrower obtains an ownership interest in any real property following the Closing Date, such Borrower shall execute and deliver all documents and instruments necessary to grant Agent a fully perfected first priority security interest in such real property.

     5. 10. Further Assurances.
                              - 59 -

     Each Borrower agrees that it shall and shall cause each other Borrower to, at such Borrower's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

     5.11. Year 2000.

     Each Borrower will take all action necessary to assure that all its computer based systems (including embedded systems) are able to effectively process data including dates prior to, on and after January 1, 2000. At the request of Agent or any Lender, each Borrower shall provide Agent and the requesting Lender(s) with assurances reasonably acceptable to the Agent or Lender(s) of such Borrower's year 2000 capability.

6.   NEGATIVE COVENANTS

     Each Borrower jointly and severally agrees as to all Borrowers that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

     6.1. Mergers, Subsidiaries, Etc.

     No Borrower shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person.

     6.2. Investments: Loans and Advances.

     Except as otherwise expressly permitted by this Section 6, no Borrower shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed $250,000; and (b) provided that no Event of Default shall have occurred and be continuing and that Agent, for itself and the benefit of Lenders, has a first priority perfected security interest therein pursuant to a Control Letter, and (x) that if there are outstanding Revolving Credit Advances, the amount of such investments does not exceed $1,000,000 in the aggregate or such investments shall be limited to overnight repurchase obligations (described below) or (y) that if there are no outstanding Revolving Credit Advances (in which case the amount of such investments is not subject to any limitation), Borrowers may make and own investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof or overnight repurchase obligations issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $200,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency, provided that the aggregate amount invested in such certificates of deposit shall not at any time exceed $500,000 for any one such certificate of deposit and $1,000,000 for any one such bank, (iv) time deposits, maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings and loan associations each having membership either in the Federal Deposit Insurance Corporation or in the Federal Savings and Loan Insurance Corporation and in amounts not exceeding the maximum amounts of insurance thereunder, and (v) any other type of investment not exceeding $1,000,000 in the aggregate at any time outstanding.

     6.3. Indebtedness.

     (a) No Borrower shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests permitted in clause (c) of Section 6.7, (ii) the Loans and the other Obligations, (iii) deferred taxes, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to any Borrower, Agent or any Lender, as reasonably determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (vi) Indebtedness consisting of intercompany loans and advances made by any Borrower to any other Borrower or Foreign Subsidiary, provided that (A) each obligor of such loans or advances shall have executed and delivered to the Borrower making such loan or advances, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by such obligor to such Borrower, which Intercompany Notes shall be in form and substance satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) each Borrower shall record all intercompany transactions on its books and records in a manner satisfactory to Agent; (C) at the time any such intercompany loan or advance is made by any Borrower to any other Borrower and after giving effect thereto, each such Borrower shall be Solvent; and (D) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan.

     (b) No Borrower shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b), or (iii) other Indebtedness not in excess of $500,000.




     6.4. Employee Loans and Affiliate Transactions.

     (a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Borrower shall enter into or be a party to any transaction with any other Borrower or any Affiliate thereof except (i) transfers of equipment and sales of inventory between Borrowers in the ordinary course of business; provided that such assets are physically moved to the premises of the transferee and each Borrower continues to be Solvent after giving effect to any such transfer; and (ii) other transactions in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business (but expressly excluding any Restricted Payments except as expressly permitted in Section 6.14) and, in each case, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Borrower. In addition, if any such transaction or series of related transactions involves payments in excess of $1,000,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described on Disclosure Schedule (6 4(a)).

     (b) No Borrower shall enter into any lending or borrowing transaction with any employees of any Borrower, except loans to their respective employees on an arms-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a maximum of $100,000 to any employee and up to a maximum of $500,000 in the aggregate at any one time outstanding.

     6.5. Capital Structure and Business.

     No Borrower shall (a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to result in a Material Adverse Effect, (b) make any change in its capital structure as described on Disclosure Schedule (3.8), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except that Parent may issue shares to Borrowers' employees upon exercise of options or pursuant to Parent's employee stock option plan, or (c) amend its charter or bylaws in a manner which would adversely affect Agent or Lenders or such Borrower's duty or ability to repay the Obligations. No Borrower shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

     6.6. Guaranteed Indebtedness.

     No Borrower shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Borrower, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Borrower if the primary obligation is expressly permitted by this Agreement.

     6.7. Liens.

     No Borrower shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7); (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Borrower in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $500,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets). In addition, no Borrower shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

     6.8. Sale of Stock and Assets.

     No Borrower shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries and any of their Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale, transfer, conveyance or other disposition by a Borrower of Equipment or Fixtures that are obsolete or no longer used or useful in such Borrower's business and having a value not exceeding $100,000 in an, single transaction or $500,000 in the aggregate in any Fiscal Year, and
(c) other Equipment and Fixtures having a value not exceeding $250,000 in an, single transaction or $1,000,000 in the aggregate in any Fiscal Year. With respect to any disposition of assets or other properties permitted pursuant to clause (b) and clause (c) above, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Borrower to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers.

     6.9. ERISA.

     No Borrower shall, or shall cause or permit any ERISA
Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

     6.10. Financial Covenants.

     Borrowers shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in
Annex E.

     6.11. Hazardous Materials.

     No Borrower shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would violate, or form the basis for Environmental Liabilities under, any Environmental Laws or Environmental Permits, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

     6.12. Sale-Leasebacks.

     No Borrower shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

     6. 13. Cancellation of Indebtedness.

     No Borrower shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arms-length basis and in the ordinary course of its business consistent with past practices.

     6.14. Restricted Payments.

     No Borrower shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by Section 6.3 above; (b) dividends and distributions by a Borrower to such Borrower as owns all of its capital stock; and (c) employee loans permitted under Section 6.4(b) above.

     6. 15. Change of Corporate Name or Location; Change of
Fiscal Year.

     No Borrower shall (a) change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Borrower shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Borrower shall change its Fiscal Year.

     6. 16. No Impairment of Intercompany Transfers.

     No Borrower shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

     6. 17. No Speculative Transactions.

     No Borrower shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

     6.18. Leases.

     No Borrower shall enter into any operating lease for Equipment or Real Estate, if the aggregate of all such operating lease payments payable in any year for Borrowers on a consolidated basis would exceed $500,000.

7.   TERM

     7.1. Termination.

     The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

     7.2. Survival of Obligations Upon Termination of Financing
Arrangements.

     Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrowers or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrowers, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of Section 11, the payment obligations under Sections 1.14 and 1.15, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES

     8.1. Events of Default.

     The occurrence of any one or more of the following events
(regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

     (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, whether by acceleration or otherwise, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

     (b) Any Borrower shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4 or 6, or any of the provisions set forth in Annexes A or E, respectively.

     (c) Any Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes C or D, respectively, and the same shall remain unremedied for three (3) Business Days or more.

     (d) Any Borrower shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the some shall remain unremedied for thirty (30) days or more.

     (e) A default or breach shall occur under any other agreement, document or instrument to which any Borrower is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Borrower in excess of $100,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $200,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

     (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Borrower is untrue or incorrect in any material respect as of the date when made or deemed made.

     (g) Assets of any Borrower with a fair market value of $200,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Borrower and such condition continues for thirty (30) days or more.

     (h) A case or proceeding shall have been commenced against any Borrower seeking a decree or order in respect of any Borrower
(i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Borrower or of any substantial part of any such Person's assets, or (iii) ordering the winding up or liquidation of the affairs of any Borrower, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

     (i) Any Borrower (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Borrower or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, (iv) shall take any corporate action in furtherance of any of the foregoing; or (v) shall admit in writing its inability to, oar shall be generally unable to, pay its debts as such debts become due.

     (j) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate at any time outstanding shall be rendered against any Borrower and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

     (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Borrower shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

     (l) Any Change of Control shall occur.

     (m) Any event shall occur, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrowers generating more than 25% of Borrowers' consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than thirty (30) days.




     8.2. Remedies.

     (a) If any Event of Default shall have occurred and be continuing or if a Default shall have occurred and be continuing and Agent or Requisite Revolving Lenders shall have determined not to make any Advances so long as that specific Default is continuing, Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, suspend this facility with respect to further Advances whereupon any further Advances shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans to the Default Rate.

     (b) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate this facility with respect to further Advances; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Borrower; and (iii) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(g), (h) or (i), all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

     8.3. Waivers by Borrowers.

     Except as otherwise provided for in this Agreement or by applicable law, each Borrower waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Borrower may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

     9.1. Assignment and Participations.

     (a) The Borrowers signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Agent (which shall not be unreasonably withheld or delayed) and the consent of Borrowers (which shall not be unreasonably withheld or delayed), except that the consent of Borrowers shall not be required for an assignment by a Lender to an affiliate (i.e., an entity controlling, controlled by or under common control with the assigning Lender) or during the existence and continuance of a Default or an Event of Default, and the execution of an assignment agreement (an "Assignment Agreement") substantially in the from attached hereto as Exhibit 9.1 (a) and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3,500.00. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of a Note, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes being assigned. Notwithstanding the foregoing provisions of this Section 9.1 (a), any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

     (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.12, 1.14, 1.15 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

     (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

     (d) Each Borrower shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Borrower shall certify the correctness, completeness and accuracy of all descriptions of the Borrowers and their affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(c).
                              - 66 -

     (e) A Lender may furnish any information concerning Borrowers in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

     (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.14(a), increased costs under Section 1.15(b), or an inability to fund LIBOR Loans under Section 1.15(c).

     9.2. Appointment of Agent.

     Fleet Bank - NH is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Borrower nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective of ricers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

     If Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders, as applicable.

     9.3. Agent's Reliance. Etc.

     Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Borrower or to inspect the Collateral (including the books and records) of any Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     9.4. Fleet Bank - NH and Affiliates.

     With respect to its Commitments hereunder, Fleet Bank - NH shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Fleet Bank - NH in its individual capacity. Fleet Bank - NH and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Borrower, any of their Affiliates and any Person who may do business with or own securities of any Borrower or any such Affiliate, all as if Fleet Bank - NH were not Agent and without any duty to account therefor to Lenders. Fleet Bank - NH and its Affiliates may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between Fleet Bank - NH as a Lender holding disproportionate interests in the Loans and Fleet Bank - NH as Agent.

     9.5. Lender Credit Decision.

     Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Borrowers and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

     9.6. Indemnification.

     Lenders agree to indemnify Agent (to the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by the Borrowers.

     9.7. Successor Agent.

     Agent may resign at any time by giving not less than thirty
(30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty
(30) days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $1,000,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Agent may be removed at the written direction of the holders (other than Agent) of two-thirds or more of the Commitments (excluding Agent's Commitment); provided that in so doing, such Lenders shall be deemed to have waived and released any and all claims they may have against Agent.

     9.8. Setoff and Sharing of Payments.

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower (regardless of whether such balances are then due to such Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Lender's obligation under this Section 9.8 shall be in addition to and not limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under
Section 1.1. Each Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

     9.9. Advances; Payments; Non-Funding Lenders; Information:
Actions in Concert.

     (a) Advances: Payments. (i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses
(iii) and (iv) of Section 1.1 (d). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 12:00 noon (Manchester, New Hampshire time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of each Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex F not later than 2:00 p.m. (Manchester, New Hampshire time) on the requested funding date, in the case of an Index Rate Loan and not later than 10:00 a.m. (Manchester, New Hampshire time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

          (ii) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $750,000.00 are received with respect to the Loans (other than the Swing Line Loan) (each, a "Settlement Date"), Agent will advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has made all payments required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of that Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex F or the applicable Assignment

Agreement) not later than 1:00 p.m. (Manchester, New Hampshire time) on the next Business Day following each Settlement Date.

     (b) Availability of Lender's Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

     (c) Return of Payments.(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

     (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

     (d) Non-Funding Lenders. The failure of any Revolving Lender (such Revolving Lender, a "Non-Funding Lender") to make any Revolving Credit Advance or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Revolving Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance to be made, or to purchase a participation to be purchased, by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders", "Requisite Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

     (e) Dissemination of Information. Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Borrower, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes C and D hereto and agree that Agent shall have no duty to provide the same to Lenders.

     (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

10.  SUCCESSORS AND ASSIGNS

     10.1. Successors and Assigns.

     This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Borrower, Agent, Lenders and their respective successors and assigns (including, in the case of any Borrower, a debtor-in-possession on behalf of such Borrower), except as otherwise provided herein or therein. No Borrower may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Requisite Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Borrower without the prior express written consent of Agent and Requisite Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Borrower, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.





11.  MISCELLANEOUS

     11.1. Complete Agreement: Modification of Agreement.

     The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in
Section 11.2 below. Any letter of interest, commitment letter, and/or fee letter (other than the Fleet Fee Letter) between any Borrower and Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

     11.2. Amendments and Waivers.

     (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders, Requisite Revolving Lenders, or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

     (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in
Section 2.2 to the making of any Loan shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Agent or Requisite Revolving Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances pursuant to Section 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrowers.

     (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) except as otherwise permitted herein or in the other Loan Documents, permit any Borrower to sell or otherwise dispose of any Collateral with a value exceeding $500,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders", or "Requisite Revolving Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification,
                              - 71 -
termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Borrower in any case shall entitle such Borrower or any other Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

     (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

     (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as a "Non-Consenting Lender"), or

     (ii) requiring the consent of Requisite Revolving Lenders is obtained, or

     (iii) requiring the consent of Requisite Revolving Lenders, but the consent of Requisite Revolving Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

     (e) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.


     11.3. Fees and Expenses.

     Borrowers shall reimburse Agent for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrowers shall reimburse Agent (and, with respect to clauses (c), (d) and (e) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

     (a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Agent of the proceeds of the Loans;

     (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related
Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

     (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;
                              - 72 -

     (d) any attempt to enforce any remedies of Agent against any or all of the Borrowers or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

     (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

     (f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Borrowers or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, provided that with respect to field audits or other access reviews pursuant to Section 1.13 conducted while there are no outstanding Events of Default, Borrowers shall only be obligated to reimburse Agent for expenses incurred with respect to one such field audit per Fiscal Year;

including all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, field auditors, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

     11.4. No Waiver.

     Agent's or any Lender's failure, at any time or times, to require strict performance by the Borrowers of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Borrower shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

     11.5. Remedies.

     Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

     11.6. Severability.

     Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.7. Conflict of Terms.

     Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     11.8. Confidentiality.

     Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Borrowers and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Agent or such Lender.

     11.9. GOVERNING LAW.

     EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN HILLSBOROUGH COUNTY, CITY OF MANCHESTER, NEW HAMPSHIRE SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWERS, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND THE BORROWERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF HILLSBOROUGH COUNTY, CITY OF MANCHESTER, NEW HAMPSHIRE AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN ANNEX G OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     11.10. Notices.

     Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11. 10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex G or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated on Annex G to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.




     11.11. Section Titles.

     The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     11.12. Counterparts.

     This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     11.13. WAIVER OF JURY TRIAL.

     BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

     11.14. Reinstatement.

     This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.




     11.15. Advice of Counsel.

     Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

     11.16. No Strict Construction.

     The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     11.17. Joint and Several Obligations.

     The Revolving Loans, the Term Loans and the other
Obligations shall constitute the joint and several obligations of the Borrowers.

12.       INTEREST RATE HEDGING

     As a condition of the Agent and the Lenders committing to make the Loans and entering into the Agreement, the Borrowers covenant and agree to enter into an interest rate hedging agreement or instrument ("Interest Rate Protection Agreement") within ninety (90) days of the Closing Date, such Interest Rate Protection Agreement to have a weighted average duration of at least two (2) years and cover at least 50% of the aggregate amount of the Commitments. The Interest Rate Protection Agreement shall provide an interest rate which shall not exceed 2% per annum over the Treasury rate in effect on the date of the Interest Rate Protection Agreement. In the event the Interest Rate Protection Agreement is with a Lender (including affiliates of Lender which are owned by the same holding company), the obligations of the Borrowers under such agreement shall be secured pari passu with the Loans and other Obligations.



                    [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


                              BORROWERS:

                              WPI GROUP, INC.,
                              WPI POWER SYSTEMS, INC.,
                              WPI MAGNETEC, INC.,
                              WPI ELECTRONICS, INC.,
                              WPI OYSTER TERMIFLEX, INC.,
                              WPI MICRO PALM, INC.,
                              WPI MICRO PROCESSOR SYSTEMS, INC.,
                              WPI DECISIONKEY, INC.,
                              WPI UK HOLDING, INC.,
                              WPI UK HOLDING II, INC.,
                              WPI OYSTER TERMINALS, INC.,
                              WPI HUSKY COMPUTERS, INC., and
                              WPI INSTRUMENTS, INC.


/s/ Mark L. Young             By: /s/ Michael Foster
-----------------                 ------------------
Witness                       Michael Foster, for, on behalf of,
                              and as Duly Authorized Officer or Agent
                              of each of the above-named corporations


                              AGENT AND LENDERS:

                              FLEET BANK - NH

/s/ Curtis Little             By: /s/ Mark L. Young
-----------------                 -----------------
Witness                            Mark L. Young
                                   Senior Vice President
                              - 77 -

Exhibit 10.27


               FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT (this "First Amendment"), dated as of October 30, 1998, to the Credit Agreement, dated as of August 3, 1998 ( the "Credit Agreement"), among WPI Group, Inc., WPI Electronics, Inc., WPI Magnetec, Inc., WPI Micro Palm, Inc., WPI Power Systems, Inc., WPI Oyster Termiflex, Inc., WPI Micro Processor Systems, Inc., WPI Decisionkey, Inc., WPI UK Holding, Inc., WPI UK Holding, II, Inc., WPI Oyster Terminals, Inc., WPI Husky Computers, Inc., and WPI Instruments, Inc., (collectively, the "Borrowers"), the various financial institutions parties hereto (collectively, the "Lenders") and Fleet Bank - NH, for itself, as Lender, and as Agent for Lenders pursuant to the Credit Agreement (the "Agent").

                           WITNESSETH:

     WHEREAS, the Borrowers, the Lenders and the Agent are parties to the Credit Agreement, pursuant to which the Lenders made certain Loans to the Borrowers; and

     WHEREAS, the Borrowers, the Lenders and the Agent have agreed that certain amendments be made to the Credit Agreement, as further set forth below;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrowers, the Lenders and the Agent hereby agree as follows:

     SECTION 1. Definitions. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this First Amendment.

     SECTION 2. Amendment to Credit Agreement. Effective on the First Amendment Effective Date, the Credit Agreement is hereby amended in accordance with this Section 2. Except as expressly so amended, the Credit Agreement shall continue in full force and effect in accordance with its terms.

     SECTION 2.1.  Amendment to Section 1.1 (Credit Facilities).
Clause (i) of Paragraph (d) of Section 1.1 of the Credit
Agreement captioned "Swing Line Facility" is hereby amended by changing the second sentence of such clause to read in its entirety as follows:

     Subject to the terms and conditions hereof, including without limitation the conditions set forth in Section 2.2, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice or pursuant to Agent's Cash Management System.

     SECTION 2.2.  Amendment to Section 1.2 (Prepayments).
Paragraph (c) of Section 1.2 of the Credit Agreement captioned
"Application of Certain Mandatory Prepayments" is hereby amended to read in its entirety as follows:

     (c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrowers pursuant to clauses (b)(ii),
     (b)(iii), or (b)(iv) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent and the Lenders then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loans; third, to prepay the scheduled installments of the Borrowers' Term Loans, initially to Index Rate Loans and then to LIBOR Loans, ratably in inverse order of maturity, until such Term Loans shall have been prepaid in full, provided that if the prepayment is made pursuant to clause
     (b)(ii) any Term Loan B Lender may elect to allocate his portion of the prepayment entirely to Term Loan A; fourth, to interest then due and payable on such Borrower's Swing Line Loan; fifth, to the principal balance of the Swing Line Loan outstanding to such Borrower until the same shall have been repaid in full; sixth, to interest then due and payable on Revolving Credit Advances made to such Borrower; and seventh, to the principal balance of Revolving Credit Advances outstanding to such Borrower, initially to Index
                              - 78 -

     Rate Loans and then to LIBOR Loans, until the same shall have been paid in full. Neither the Revolving Loan
     Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayment.

     SECTION 2.3.  Amendment to Section 1.4 (Interest and
Applicable Margins).  The first grid of Section 1.4 of the Credit
Agreement is hereby amended to read in its entirety as follows:

  If Total Debt/ EBITDA      Level of
  Ratio is:                  Applicable Margins:
        4.0                       Level I
        3.5, but < 4.0            Level II
        3.0, but < 3.5            Level III
        2.5, but < 3.0            Level IV
       < 2.5                      Level V

     SECTION 2.4.  Amendment to Section 1.5 (Eligible Accounts).
Clause (i) of Paragraph (k) of Section 1.5 of the Credit
Agreement is hereby amended to read in its entirety as follows:

     (i) it is not paid within sixty (60) days following its due date;

     SECTION 2.5.  Amendment to Section 8.2 (Remedies).  The
"proviso" phrase at the end of Paragraph (b) of Section 8.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

     provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(g), (h) or (i), all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person, and the Commitments shall be automatically terminated.

     SECTION 2.6.  Amendment to Section 11.2 (Amendments and
Waivers). Paragraph (c) of Section 11.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

     (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment, including without limitation the Swing Line Commitment, (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) except as otherwise permitted herein or in the other Loan Documents, permit any Borrower to sell or otherwise dispose of any Collateral with a value exceeding $500,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; (vii) amend or waive this
     Section 11.2 or the definitions of the terms "Requisite Lenders", or "Requisite Revolving Lenders" insofar as such definitions affect the substance of this Section 11.2.;
     (viii) release any Borrower from any of its Obligations; and
     (ix) change the formula for calculating the Borrowing Base. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Borrower in any case shall entitle such Borrower or any other Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

     SECTION 2.7. Amendment to Annex A (Definitions). The definition of "Commitments" set forth in Annex A to the Credit
Agreement is hereby amended to read in its entirety as follows:

     "Commitments" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment), Term Loan A Commitment and the Term Loan B Commitment as set forth on Annex H to the Agreement, as such Annex H may be amended from time to time, or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment), Term Loan A Commitments and Term Loan B Commitments, which aggregate commitment shall be Seventy-Five Million Dollars ($75,000,000) on the Closing Date, as such amount may be adjusted or amortized from time to time in accordance with the Agreement.

     SECTION 2.8. Amendment to Annex A (Definitions). The definition of "Current Liabilities" set forth in Annex A to the Credit Agreement is hereby amended to read in its entirety as follows:

          "Current Liabilities" shall mean, with respect to any Person, all liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term debt required to be paid within one year, specifically including, in the case of Borrowers, the aggregate outstanding principal balances of the Revolving Loan and the Swing Line Loan.

     SECTION 2.9. Amendment to Annex A (Definitions). The definition of "Total Debt to EBITDA Ratio" set forth in Annex A to the Credit Agreement is hereby amended to read in its entirety as follows:

          "Total Debt to EBITDA Ratio" shall mean, with respect to the Borrowers as of any date of determination, the ratio of (a) Borrowers' Total Debt on a consolidated basis to (b) consolidated EBITDA of Borrowers determined as of the last day of each Fiscal Quarter for the four Fiscal Quarters then ended.

     SECTION 2.10.  Amendment to Annex E (Financial Covenants).
Paragraph (b) of Section 6.10 of Annex E to the Credit Agreement captioned "Minimum Fixed Charge Coverage Ratio" is hereby amended to read in its entirety as follows:

     (b) Minimum Fixed Charge Coverage Ratio. Borrowers shall have on a consolidated basis at the end of each Fiscal Quarter/Year set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than the following (rounded to the nearest tenth):
                              - 80 -

          Fiscal Quarter/Year    Ratio
          Ending

          9/30/98                1.10:1.0
          12/31/98               1.15:1.0
          3/31/99                1.15:1.0
          6/30/99                1.15:1.0
          9/30/99                1.15:1.0
          12/31/99               1.20:1.0
          3/31/00                1.20:1.0
          6/30/00                1.20:1.0
          9/30/00                1.20:1.0
          12/31/00               1.20:1.0
          3/31/01                1.20:1.0
          6/30/01                1.20:1.0
          9/30/01                1.25:1.0
          12/31/01               1.25:1.0
          3/31/02                1.25:1.0
          6/30/02                1.25:1.0
          9/30/02                1.25:1.0
          12/31/02               1.25:1.0
          3/31/03                1.25:1.0
          6/30/03                1.25:1.0
          9/30/03                1.25:1.0
          12/31/03               1.05:1.0
          3/31/04                1.05:1.0
          6/30/04                1.05:1.0
          9/30/04                1.05:1.0

     SECTION 2.11.  Amendment to Annex H (Loan Commitments).
Annex H to the Credit Agreement setting forth each Lender's respective Loan Commitments is hereby replaced with the Annex H attached to this First Amendment.

     SECTION 3. Effective Date. This First Amendment shall become effective as of the date first above written (the "First Amendment Effective Date") when each of the conditions precedent set forth in this Section 3 have been satisfied and thereafter shall be known, and may be referred to, as the "First Amendment to Credit Agreement".

     SECTION 3.1. Execution of Counterparts. The Agent shall have received executed counterparts of this First Amendment duly executed on behalf of the Borrowers and each of the Lenders.

     SECTION 4. Expenses. The Borrowers agree to pay all out-or-pocket expenses incurred by the Agent in connection with the preparation of this First Amendment, including, but not limited to, the reasonable fees and disbursements of counsel to the Agent.

     SECTION 5. Credit Agreement. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. From and after the date on which this First Amendment becomes effective, the terms "Agreement", "this Agreement", "Credit Agreement", "herein", "hereinafter", "hereto", and words of similar import used in the Credit Agreement or any Loan Document shall, unless the context otherwise requires, mean and refer to the Credit Agreement as amended hereby.

     SECTION 6.  Document Pursuant to Credit Agreement.  This
First Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be governed in accordance with the terms thereof.

     SECTION 7. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 8. Full Force and Effect. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, and conditions of the Credit Agreement and each other Loan Document shall remain unchanged and shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment of, consent to or modification of any other term or provision of the Credit Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of the Borrowers which would require the consent of the Lenders or the Agent under the Credit Agreement.

     SECTION 9.  Governing Law.  THIS FIRST AMENDMENT SHALL BE
DEEMED TO BE A CONTRACT MADE UNDER AND BE GOVERNED BY THE
INTERNAL LAWS OF THE STATE OF NEW HAMPSHIRE.

     SECTION 10. Counterparts. This First Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same agreement.




                    [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the Borrowers, the Agent and the Lenders have caused this First Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  BORROWERS:

                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI OYSTER TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR
                                  SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC.,
                                  HUSKY COMPUTERS, INC., and
                                  WPI INSTRUMENTS, INC.


/s/ Mark L. Young                 By:/s/ John W. Powers
-----------------                    ------------------
Witness                              John W. Powers, for, on
                                     behalf of, and as Duly
                                     Authorized Officer or Agent
                                     of each of the above-named
                                     entities

                                  AGENT:

                                  FLEET BANK-NH, as Agent and as a
                                  Lender


/s/ John W. Powers                By: /s/ Mark L. Young
------------------                    -----------------
Witness                                 Mark L. Young
                                        Senior Vice President

                                   LENDERS:

                                   BANK OF NEW HAMPSHIRE


/s/ Joni L. Woods                  By: /s/ David D. McGraw
-----------------                      -------------------
Witness                                 David D. McGraw
                                        Vice President

                                   SOVEREIGN BANK


/s/ Patrick Newton                 By: /s/ Stephen P. Kanarian
-------------------                    -----------------------
Witness                                 Stephen P. Kanarian
                                        Senior Vice President


                                   BANKBOSTON, N.A.


                                   By: /s/ Michael J. Bowe
-------------------                    --------------------
Witness                                 Michael J. Bowe
                                        Vice President


                                   KEY CORPORATE CAPITAL INC.


                                   By: /s/ Alexander Strazella
-------------------                    -----------------------
Witness                                 Alexander Strazzella
                                        Vice President

                             ANNEX H
                               to
                        CREDIT AGREEMENT
                (amended as of October 30, 1998)

1.   Revolving Loan Commitment                    $20,000,000.00

     a.   Fleet Bank - NH (including
          $1,000,000 Million Swing Line Commitment)$2,666,666.67
     b.   Bank of New Hampshire                    $4,000,000.00
     c.   Sovereign Bank                           $6,000,000.00
     d.   BankBoston, N.A.                         $3,333,333.33
     e.   Key Corporate Capital Inc.               $4,000,000.00

2.   Term Loan A Commitment                       $30,000,000.00

     a.   Fleet Bank - NH                         $  4,000,000.00
     b.   Bank of New Hampshire                   $  6,000,000.00
     c.   Sovereign Bank                          $  9,000,000.00
     d.   BankBoston, N.A.                        $  5,000,000.00
     e.   Key Corporate Capital Inc.              $  6,000,000.00

3.   Term Loan B Commitment                       $25,000,000.00

     a.   Fleet Bank - NH                         $15,833,333.33
     b.   Bank of New Hampshire                   $  5,000,000.00
     c.   BankBoston, N.A.                        $  4,166,666.67

Exhibit 10.28

                         REVOLVING NOTE


$3,333,333.33                            Manchester, New Hampshire
                                         October 30, 1998

          FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers") HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of BANKBOSTON, N.A. ("Lender") at the offices of FLEET BANK - NH, a New Hampshire bank, as Agent for Lenders ("Agent"), at its address at 1155 Elm Street, Manchester, New Hampshire 03101, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of THREE MILLION THREE HUNDRED THIRTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE AND 33/100 DOLLARS ($3,333,333.33) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the Borrowers under the Credit Agreement (as hereinafter defined) by Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

          This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of August 3, 1998 by and among the Borrowers, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lender to the Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of each Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by Lender to the Borrowers.

          This Revolving Note, together with each of the other Revolving Notes of even date herewith executed by Borrowers (the "Other Notes"), is issued in substitution for the Revolving Note issued by the Borrowers on August 3, 1998 to Fleet Bank - NH (the "Prior Note"). The principal balance outstanding under the Prior Note shall continue in all respects to be outstanding hereunder and under each of the Other Notes, and this Revolving Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest hereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

          If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.
                              - 86 -

          Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

          THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE
APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI OYSTER TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR
                                  SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC.,
                                  HUSKY COMPUTERS, INC., and
                                  WPI INSTRUMENTS, INC.


    /s/ Mark L. Young             By: /s/ John W. Powers
    -----------------                 ------------------
    Witness                           John W. Powers, for, on behalf
                                      of, and as Duly Authorized Officer
                                      or Agent of each f the above-named
                                      entities

Exhibit 10.29

                         REVOLVING NOTE


$4,000,000.00                         Manchester, New Hampshire
                                      October 30, 1998

          FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers") HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of BANK OF NEW HAMPSHIRE ("Lender") at the offices of FLEET BANK - NH, a New Hampshire bank, as Agent for Lenders ("Agent"), at its address at 1155 Elm Street, Manchester, New Hampshire 03101, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the Borrowers under the Credit Agreement (as hereinafter defined) by Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

          This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of August 3, 1998 by and among the Borrowers, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lender to the Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of each Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by Lender to the Borrowers.

          This Revolving Note, together with each of the other Revolving Notes of even date herewith executed by Borrowers (the "Other Notes"), is issued in substitution for the Revolving Note issued by the Borrowers on August 3, 1998 to Fleet Bank - NH (the "Prior Note"). The principal balance outstanding under the Prior Note shall continue in all respects to be outstanding hereunder and under each of the Other Notes, and this Revolving Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest hereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

          If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.

          Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.
                              - 88 -

          THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE
APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI OYSTER TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR
                                  SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC.,
                                  HUSKY COMPUTERS, INC., and
                                  WPI INSTRUMENTS, INC.


    /s/ Mark L. Young             By: /s/ John W. Powers
    -----------------                 ------------------
    Witness                           John W. Powers, for, on
                                      behalf of, and as Duly
                                      Authorized Officer or Agent
                                      of each of the above-named
                                      entities

Exhibit 10.30


                         REVOLVING NOTE


$2,666,666.67                          Manchester, New Hampshire
                                       October 30, 1998

          FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers") HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of FLEET BANK - NH ("Lender") at the offices of FLEET BANK - NH, a New Hampshire bank, as Agent for Lenders ("Agent"), at its address at 1155 Elm Street, Manchester, New Hampshire 03101, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of TWO MILLION SIX HUNDRED SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SIX AND 67/100 DOLLARS ($2,666,666.67) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the Borrowers under the Credit Agreement (as hereinafter defined) by Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

          This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of August 3, 1998 by and among the Borrowers, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lender to the Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of each Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by Lender to the Borrowers.

          This Revolving Note, together with each of the other Revolving Notes of even date herewith executed by Borrowers (the "Other Notes"), is issued in substitution for the Revolving Note issued by the Borrowers on August 3, 1998 to Fleet Bank - NH (the "Prior Note"). The principal balance outstanding under the Prior Note shall continue in all respects to be outstanding hereunder and under each of the Other Notes, and this Revolving Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest hereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

          If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.

          Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

          THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE
APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI OYSTER TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR
                                  SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC.,
                                  HUSKY COMPUTERS, INC., and
                                  WPI INSTRUMENTS, INC.


    /s/ Mark L. Young             By: /s/ John W. Powers
    -----------------                 ------------------
    Witness                           John W. Powers, for, on behalf
                                      of, and as Duly Authorized Officer
                                      or Agent of each of the above-named
                                      entities

Exhibit 10.31

                         REVOLVING NOTE


$4,000,000.00                            Manchester, New Hampshire
                                         October 30, 1998

          FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers") HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of KEY CORPORATE CAPITAL INC. ("Lender") at the offices of FLEET BANK - NH, a New Hampshire bank, as Agent for Lenders ("Agent"), at its address at 1155 Elm Street, Manchester, New Hampshire 03101, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the Borrowers under the Credit Agreement (as hereinafter defined) by Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

          This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of August 3, 1998 by and among the Borrowers, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lender to the Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of each Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by Lender to the Borrowers.

          This Revolving Note, together with each of the other Revolving Notes of even date herewith executed by Borrowers (the "Other Notes"), is issued in substitution for the Revolving Note issued by the Borrowers on August 3, 1998 to Fleet Bank - NH (the "Prior Note"). The principal balance outstanding under the Prior Note shall continue in all respects to be outstanding hereunder and under each of the Other Notes, and this Revolving Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest hereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

          If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.
                              - 92 -

          Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

          THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE
APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI OYSTER TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR
                                  SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC.,
                                  HUSKY COMPUTERS, INC., and
                                  WPI INSTRUMENTS, INC.


    /s/ Mark L. Young             By: /s/ John W. Powers
    -----------------                 ------------------
    Witness                           John W. Powers, for, on behalf
                                      of, and as Duly  Authorized Officer
                                      or Agent of each of the above-named
                                      entities

Exhibit 10.32

                         REVOLVING NOTE


$6,000,000.00                         Manchester, New Hampshire
                                      October 30, 1998

          FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers") HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of SOVEREIGN BANK ("Lender") at the offices of FLEET BANK - NH, a New Hampshire bank, as Agent for Lenders ("Agent"), at its address at 1155 Elm Street, Manchester, New Hampshire 03101, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the Borrowers under the Credit Agreement (as hereinafter defined) by Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

          This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of August 3, 1998 by and among the Borrowers, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lender to the Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of each Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by Lender to the Borrowers.

          This Revolving Note, together with each of the other Revolving Notes of even date herewith executed by Borrowers (the "Other Notes"), is issued in substitution for the Revolving Note issued by the Borrowers on August 3, 1998 to Fleet Bank - NH (the "Prior Note"). The principal balance outstanding under the Prior Note shall continue in all respects to be outstanding hereunder and under each of the Other Notes, and this Revolving Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest hereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

          If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.

          Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

          THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE
APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI OYSTER TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR
                                  SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC.,
                                  HUSKY COMPUTERS, INC., and
                                  WPI INSTRUMENTS, INC.


    /s/ Mark L. Young             By: /s/ John W. Powers
    -----------------                 ------------------
    Witness                           John W. Powers, for, on
                                      behalf of, and as Duly
                                      Authorized Officer or
                                      Agent of each of the
                                      above-named entities

Exhibit 10.33

                           TERM A NOTE

$5,000,000.00                           Manchester, New Hampshire
                                        October 30, 1998


          FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers") HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of BANKBOSTON, N.A. ("Lender") at the offices of FLEET BANK - NH, a New Hampshire bank, as Agent for Lenders ("Agent") at its address at 1155 Elm Street, Manchester, New Hampshire 03101 or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined) or in Annex A thereto.

          This Term A Note is one of the Term A Notes issued pursuant to that certain Credit Agreement dated as of August 3, 1998 by and among the Borrowers, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan A, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of each Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term A Note.

          This Term A Note, together with each of the other Term A Notes of even date herewith executed by Borrowers (the "Other Notes"), is issued in substitution for the Term A Note issued by the Borrowers to Fleet Bank - NH on August 3, 1998 (the "Prior Note"). The principal balance outstanding under the Prior Note shall continue in all respects to be outstanding hereunder and under each of the Other Notes, and this Term A Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.

          Interest on the principal amount of the indebtedness evidenced hereby shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

          If any payment on this Term A Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Term A Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Term A Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.

          Except as provided in the Credit Agreement, this Term
A Note may not be assigned by Lender to any Person.

          THIS TERM A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE
TO CONTRACTS MADE AND PERFORMED IN THAT STATE.


                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI OYSTER TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR
                                  SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC.,
                                  HUSKY COMPUTERS, INC., and
                                  WPI INSTRUMENTS, INC.


    /s/ Mark L. Young             By: /s/ John W. Powers
    -----------------                 ------------------
    Witness                           John W. Powers, for, on
                                      behalf of, and as Duly
                                      Authorized Officer or Agent
                                      of each of the above-named
                                      entities

Exhibit 10.34

                           TERM A NOTE

$6,000,000.00                          Manchester, New Hampshire
                                       October 30, 1998


          FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers") HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of BANK OF NEW HAMPSHIRE ("Lender") at the offices of FLEET BANK - NH, a New Hampshire bank, as Agent for Lenders ("Agent") at its address at 1155 Elm Street, Manchester, New Hampshire 03101 or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined) or in Annex A thereto.

          This Term A Note is one of the Term A Notes issued pursuant to that certain Credit Agreement dated as of August 3, 1998 by and among the Borrowers, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan A, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of each Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term A Note.

          This Term A Note, together with each of the other Term A Notes of even date herewith executed by Borrowers (the "Other Notes"), is issued in substitution for the Term A Note issued by the Borrowers to Fleet Bank - NH on August 3, 1998 (the "Prior Note"). The principal balance outstanding under the Prior Note shall continue in all respects to be outstanding hereunder and under each of the Other Notes, and this Term A Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.

          Interest on the principal amount of the indebtedness evidenced hereby shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

          If any payment on this Term A Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Term A Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Term A Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.

          Except as provided in the Credit Agreement, this Term
A Note may not be assigned by Lender to any Person.

          THIS TERM A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE
TO CONTRACTS MADE AND PERFORMED IN THAT STATE.


                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI OYSTER TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR
                                  SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC.,
                                  HUSKY COMPUTERS, INC., and
                                  WPI INSTRUMENTS, INC.


    /s/ Mark L. Young             By: /s/ John W. Powers
    -----------------                -------------------
    Witness                         John W. Powers, for, on
                                    behalf of, and as Duly
                                    Authorized Officer or Agent
                                    of each of the above-named
                                    entities

Exhibit 10.35

                           TERM A NOTE

$4,000,000.00                          Manchester, New Hampshire
                                       October 30, 1998


          FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers") HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of FLEET BANK - NH ("Lender") at the offices of FLEET BANK - NH, a New Hampshire bank, as Agent for Lenders ("Agent") at its address at 1155 Elm Street, Manchester, New Hampshire 03101 or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined) or in Annex A thereto.

          This Term A Note is one of the Term A Notes issued pursuant to that certain Credit Agreement dated as of August 3, 1998 by and among the Borrowers, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan A, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of each Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term A Note.

          This Term A Note, together with each of the other Term A Notes of even date herewith executed by Borrowers (the "Other Notes"), is issued in substitution for the Term A Note issued by the Borrowers to Fleet Bank - NH on August 3, 1998 (the "Prior Note"). The principal balance outstanding under the Prior Note shall continue in all respects to be outstanding hereunder and under each of the Other Notes, and this Term A Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.

          Interest on the principal amount of the indebtedness evidenced hereby shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

          If any payment on this Term A Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Term A Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Term A Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.

          Except as provided in the Credit Agreement, this Term
A Note may not be assigned by Lender to any Person.

          THIS TERM A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE
TO CONTRACTS MADE AND PERFORMED IN THAT STATE.


                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI OYSTER TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR
                                  SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC.,
                                  HUSKY COMPUTERS, INC., and
                                  WPI INSTRUMENTS, INC.


    /s/ Mark L. Young             By: /s/ John W. Powers
    -----------------                 ------------------
    Witness                           John W. Powers, for, on
                                      behalf of, and as Duly
                                      Authorized Officer or
                                      Agent of each of the
                                      above-named entities

Exhibit 10.36

                           TERM A NOTE

$6,000,000.00                         Manchester, New Hampshire
                                      October 30, 1998


          FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers") HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of KEY CORPORATE CAPITAL INC. ("Lender") at the offices of FLEET BANK - NH, a New Hampshire bank, as Agent for Lenders ("Agent") at its address at 1155 Elm Street, Manchester, New Hampshire 03101 or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined) or in Annex A thereto.

          This Term A Note is one of the Term A Notes issued pursuant to that certain Credit Agreement dated as of August 3, 1998 by and among the Borrowers, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan A, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of each Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term A Note.

          This Term A Note, together with each of the other Term A Notes of even date herewith executed by Borrowers (the "Other Notes"), is issued in substitution for the Term A Note issued by the Borrowers to Fleet Bank - NH on August 3, 1998 (the "Prior Note"). The principal balance outstanding under the Prior Note shall continue in all respects to be outstanding hereunder and under each of the Other Notes, and this Term A Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.

          Interest on the principal amount of the indebtedness evidenced hereby shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

          If any payment on this Term A Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.
                              - 102 -

          Upon and after the occurrence of any Event of Default, this Term A Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Term A Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.

          Except as provided in the Credit Agreement, this Term
A Note may not be assigned by Lender to any Person.

          THIS TERM A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE
TO CONTRACTS MADE AND PERFORMED IN THAT STATE.


                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI OYSTER TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR
                                  SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC.,
                                  HUSKY COMPUTERS, INC., and
                                  WPI INSTRUMENTS, INC.


    /s/ Mark L. Young             By: /s/ John W. Powers
    -----------------                 ------------------
    Witness                         John W. Powers, for, on
                                    behalf of, and as Duly
                                    Authorized Officer or Agent
                                    of each of the above-named
                                    entities

Exhibit 10.37

                           TERM A NOTE

$9,000,000.00                         Manchester, New Hampshire
                                      October 30, 1998


          FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers") HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of SOVEREIGN BANK ("Lender") at the offices of FLEET BANK - NH, a New Hampshire bank, as Agent for Lenders ("Agent") at its address at 1155 Elm Street, Manchester, New Hampshire 03101 or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of NINE MILLION AND NO/100 DOLLARS ($9,000,000.00). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined) or in Annex A thereto.

          This Term A Note is one of the Term A Notes issued pursuant to that certain Credit Agreement dated as of August 3, 1998 by and among the Borrowers, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan A, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of each Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term A Note.

          This Term A Note, together with each of the other Term A Notes of even date herewith executed by Borrowers (the "Other Notes"), is issued in substitution for the Term A Note issued by the Borrowers to Fleet Bank - NH on August 3, 1998 (the "Prior Note"). The principal balance outstanding under the Prior Note shall continue in all respects to be outstanding hereunder and under each of the Other Notes, and this Term A Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.

          Interest on the principal amount of the indebtedness evidenced hereby shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

          If any payment on this Term A Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Term A Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Term A Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.

          Except as provided in the Credit Agreement, this Term
A Note may not be assigned by Lender to any Person.

          THIS TERM A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE
TO CONTRACTS MADE AND PERFORMED IN THAT STATE.


                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI OYSTER TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR
                                  SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC.,
                                  HUSKY COMPUTERS, INC., and
                                  WPI INSTRUMENTS, INC.


    /s/ Mark L. Young             By: /s/ John W. Powers
    -----------------                 ------------------
    Witness                           John W. Powers, for, on
                                      behalf of, and as Duly
                                      Authorized Officer or Agent
                                      of each of the above-named
                                      entities

Exhibit 10.38

                           TERM B NOTE


$4,166,666.67                             Manchester, New Hampshire
                                          October 30, 1998


          FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers") HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of BA NKBOSTON, N.A. ("Lender") at the offices of FLEET BANK - NH, a New Hampshire bank, as Agent for Lenders ("Agent") at its address at 1155 Elm Street, Manchester, New Hampshire or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FOUR MILLION ONE HUNDRED SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SIX AND 67/100 DOLLARS ($4,166,666.67). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined) or in Annex A thereto.

          This Term B Note is one of the Term B Notes issued pursuant to that certain Credit Agreement dated as of August 3, 1998 by and among the Borrowers, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan B. the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of each Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term B Note.

          This Term B Note, together with each of the other Term B Notes of even date herewith executed by Borrowers (the "Other Notes"), is issued in substitution for the Term B Note issued by the Borrowers to Fleet Bank - NH on August 3, 1998 (the "Prior Note"). The principal balance outstanding under the Prior Note shall continue in all respects to be outstanding hereunder and under each of the Other Notes, and this Term B Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.

          Interest on the principal amount of the indebtedness evidenced hereby shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.
                              - 106 -

          If any payment on this Term B Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Term B Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Term B Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.

          Except as provided in the Credit Agreement, this Term
B Note may not be assigned by Lender to any Person.

          THIS TERM B NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE
TO CONTRACTS MADE AND PERFORMED IN THAT STATE.


                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI OYSTER TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR
                                  SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC.,
                                  HUSKY COMPUTERS, INC., and
                                  WPI INSTRUMENTS, INC.


    /s/ Mark L. Young             By: /s/ John W. Powers
    -----------------                -------------------
    Witness                          John W. Powers, for, on
                                     behalf of, and as Duly
                                     Authorized Officer or Agent
                                     of each of the above-named
                                     entities

Exhibit 10.39

                           TERM B NOTE


$5,000,000.00                            Manchester, New Hampshire
                                         October 30, 1998


          FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers") HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of BANK OF NEW HAMPSHIRE ("Lender") at the offices of FLEET BANK - NH, a New Hampshire bank, as Agent for Lenders ("Agent") at its address at 1155 Elm Street, Manchester, New Hampshire or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined) or in Annex A thereto.

          This Term B Note is one of the Term B Notes issued pursuant to that certain Credit Agreement dated as of August 3, 1998 by and among the Borrowers, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan B. the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of each Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term B Note.

          This Term B Note, together with each of the other Term B Notes of even date herewith executed by Borrowers (the "Other Notes"), is issued in substitution for the Term B Note issued by the Borrowers to Fleet Bank - NH on August 3, 1998 (the "Prior Note"). The principal balance outstanding under the Prior Note shall continue in all respects to be outstanding hereunder and under each of the Other Notes, and this Term B Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.
                              - 108 -

          Interest on the principal amount of the indebtedness evidenced hereby shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

          If any payment on this Term B Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Term B Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Term B Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.

          Except as provided in the Credit Agreement, this Term
B Note may not be assigned by Lender to any Person.

          THIS TERM B NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE
TO CONTRACTS MADE AND PERFORMED IN THAT STATE.


                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI OYSTER TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR
                                  SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC.,
                                  HUSKY COMPUTERS, INC., and
                                  WPI INSTRUMENTS, INC.


    /s/ Mark L. Young             By: /s/ John W. Powers
    -----------------                 ------------------
    Witness                           John W. Powers, for, on
                                      behalf of, and as Duly
                                      Authorized Officer or Agent
                                      of each of the above-named
                                      entities

Exhibit 10.40

                           TERM B NOTE


$15,833,333.33                           Manchester, New Hampshire
                                         October 30, 1998


          FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers") HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of FLEET BANK - NH ("Lender") at the offices of FLEET BANK - NH, a New Hampshire bank, as Agent for Lenders ("Agent") at its address at 1155 Elm Street, Manchester, New Hampshire or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIFTEEN MILLION EIGHT HUNDRED THIRTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE AND 33/100 DOLLARS ($15,833,333.33). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined) or in Annex A thereto.

          This Term B Note is one of the Term B Notes issued pursuant to that certain Credit Agreement dated as of August 3, 1998 by and among the Borrowers, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan B. the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of each Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term B Note.

          This Term B Note, together with each of the other Term B Notes of even date herewith executed by Borrowers (the "Other Notes"), is issued in substitution for the Term B Note issued by the Borrowers to Fleet Bank - NH on August 3, 1998 (the "Prior Note"). The principal balance outstanding under the Prior Note shall continue in all respects to be outstanding hereunder and under each of the Other Notes, and this Term B Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.
                              - 110 -

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.

          Interest on the principal amount of the indebtedness evidenced hereby shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

          If any payment on this Term B Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of any Event of Default, this Term B Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Time is of the essence of this Term B Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.

          Except as provided in the Credit Agreement, this Term
B Note may not be assigned by Lender to any Person.

          THIS TERM B NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE
TO CONTRACTS MADE AND PERFORMED IN THAT STATE.


                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI OYSTER TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR
                                  SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC.,
                                  HUSKY COMPUTERS, INC., and
                                  WPI INSTRUMENTS, INC.


    /s/ Mark L. Young             By: /s/ John W. Powers
    -----------------                 ------------------
    Witness                           John W. Powers, for, on
                                      behalf of, and as Duly
                                      Authorized Officer or Agent
                                      of each of the above-named
                                      entities

Exhibit 10.41


              SECOND AMENDMENT TO CREDIT AGREEMENT


     THIS SECOND AMENDMENT (this "Second Amendment"), dated as of December __, 1998, to the Credit Agreement, dated as of August 3, 1998, as amended to date ( the "Credit Agreement"), among WPI Group, Inc., WPI Electronics, Inc., WPI Magnetec, Inc., WPI Micro Palm, Inc., WPI Power Systems, Inc., WPI Oyster Termiflex, Inc., WPI Micro Processor Systems, Inc., WPI Decisionkey, Inc., WPI UK Holding, Inc., WPI UK Holding, II, Inc., WPI Oyster Terminals, Inc., WPI Husky Computers, Inc., and WPI Instruments, Inc., (collectively, the "Borrowers"), the various financial institutions parties hereto (collectively, the "Lenders") and Fleet Bank - NH, for itself, as Lender, and as Agent for Lenders pursuant to the Credit Agreement (the "Agent").

                           WITNESSETH:

     WHEREAS, the Borrowers, the Lenders and the Agent are parties to the Credit Agreement, pursuant to which the Lenders made certain Loans to the Borrowers; and

     WHEREAS, the Borrowers, the Lenders and the Agent have agreed that certain amendments be made to the Credit Agreement, as further set forth below;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrowers, the Lenders and the Agent hereby agree as follows:

     SECTION 1. Definitions. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Second Amendment.

     SECTION 2. Amendment to Credit Agreement. Effective on the Second Amendment Effective Date, the Credit Agreement is hereby amended in accordance with this Section 2. Except as expressly so amended, the Credit Agreement shall continue in full force and effect in accordance with its terms.

     SECTION 2.1.  Amendment to Section 1.4 (Interest and
Applicable Margins).  Paragraph (a) of Section 1.4 of the Credit
Agreement captioned "Interest and Applicable Margins" is hereby amended to read in its entirety as follows:

     1.4. Interest and Applicable Margins.

     (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to Term Loan A, the Index Rate plus the Applicable Term Loan A Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan A LIBOR Margin per annum; (iii) with respect to Term Loan B. the Index Rate plus the Applicable Term Loan B Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan B Margin; and (iv) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

     Commencing on December _____, 1998 the Applicable Margins shall be as follows:

       Applicable Revolver Index Margin        2.25%
       Applicable Revolver LIBOR Margin        3.50%
       Applicable Term Loan A Index Margin     2.25%
       Applicable Term Loan A LIBOR Margin     3.50%
       Applicable Term Loan B Index Margin     2.75%
       Applicable Term Loan B LIBOR Margin     4.00%
       Applicable Unused Line Fee Margin       0.75%

     The Applicable Margins will be adjusted (up or down) prospectively on a quarterly basis as determined by Borrowers' Ratio of Total Debt to EBITDA, commencing with the first day of the first calendar month that occurs more than five (5) days after delivery of Borrowers' unaudited Financial Statements to Lenders for the Fiscal Quarter ending March 28, 1999.
Adjustments in Applicable Margins will be determined by reference to the following grids:

     If theTotal Debt to            Level of
            EBITDA             Applicable Margins:
          Ratio is:
        4.0                       Level I
        3.5, but < 4.0            Level II
        3.0, but < 3.5            Level III
        2.5, but < 3.0            Level IV
       < 2.5                      Level V


                                 Applicable Margins
                            Level  Level  Level   Level   Level
                            I      II     III     IV      V
Applicable Revolver         1.50%  1.25%  .875%   0.50%   0.25%
Index Margin
Applicable Revolver LIBOR   2.75%  2.50%  2.125%  1.75%   1.50%
Margin
Applicable Term Loan A      1.50%  1.25%  .875%   0.50%   0.25%
Index Margin

Applicable Term Loan A      2.75%  2.50%  2.125%  1.75%   1.50%
LIBOR Margin
Applicable Term Loan B      2.0%   1.75%  1.375%  1.25%   1.0%
Index Margin
Applicable Term Loan B      3.25%  3.0%   2.625%  2.50%   2.25%
LIBOR Margin
Applicable Unused Line Fee  0.50%  0.50%  0.50%   0.375%  0.375%
Margin


     All adjustments in the Applicable Margins after the Fiscal Quarter ending March 28, 1999 will be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements of Borrowers evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

     SECTION 2.2. Amendment to Definition of "Maximum Amount" set forth in Annex A to Credit Agreement (Definitions). The definition of "Maximum Amount" set forth in Annex A to Credit Agreement hereby amended to read in its entirety as follows:

          "Maximum Amount" shall mean, at any particular time, an amount equal to the Revolving Loan Commitment of all Lenders, provided that until completion of a fiscal quarter in which the Borrowers on a consolidated basis shall have a Total Debt to EBITDA Ratio for the twelve
          (12) month period then ended of 4.50:1.0 or less, and the Agent shall have conducted field audit examinations of the Borrowers with results satisfactory to the Agent, the Maximum Amount shall be Fifteen Million Dollars ($15,000,000.00) (notwithstanding the foregoing proviso, the Maximum Amount for purposes of calculating the fee for non-use of available funds pursuant to
          Section 1.8(b) shall mean the Revolving Loan Commitment for all Lenders).

     SECTION 2.3. Amendment of Total Debt to EBITDA Ratio set forth in Annex E to Credit Agreement (Financial Covenants). Section (d) of Annex E (Section 6.10) to Credit Agreement is amended by changing the maximum Total Debt to EBITDA Ratio permitted for the twelve (12) month period ending (i) December

27, 1998 from "4.50:1.0" to "5.0:1.0" and (ii) March 28, 1999 from "4.50:1.0" to 4.75:1.0." Furthermore, for purposes of calculating the Total Debt to EBITDA Ratio for the twelve month periods ending December 27, 1998, March 28, 1999, and June 27, 1999, EBITDA for the fiscal quarter ending September 27, 1998 shall be deemed to be $2,759,500.

     SECTION 3. Effective Date. This Second Amendment shall become effective as of the date first above written (the "Second Amendment Effective Date") when each of the conditions precedent set forth in this Section 3 have been satisfied and thereafter shall be known, and may be referred to, as the "Second Amendment to Credit Agreement".

     SECTION 3.1. Execution of Counterparts. The Agent shall have received executed counterparts of this Second Amendment duly executed on behalf of the Borrowers and each of the Lenders.

     SECTION 3.2. Certified Board Resolutions. The Agent shall have received copies of resolutions duly adopted by the Boards of Directors of each of the Borrowers authorizing the execution and delivery of this Second Amendment by each of the Borrowers, which copies shall have been certified by the Secretaries of each of the Borrowers as true and accurate, and the resolutions shall have been certified by such Secretaries as duly adopted, unamended and in full force and effect.

     SECTION 3.3. Waiver. All conditions set forth in the Waiver of near or even date between the Agent and the Borrowers, a copy of which is attached hereto as Exhibit A, which must be satisfied for such Waiver to take effect, shall have been satisfied.

     SECTION 4. Expenses. The Borrowers agree to pay all out-or-pocket expenses incurred by the Agent in connection with the preparation of this Second Amendment, including, but not limited to, the reasonable fees and disbursements of counsel to the Agent.

     SECTION 5. Credit Agreement. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. From and after the date on which this Second Amendment becomes effective, the terms "Agreement", "this Agreement", "Credit Agreement", "herein", "hereinafter", "hereto", and words of similar import used in the Credit Agreement or any Loan Document shall, unless the context otherwise requires, mean and refer to the Credit Agreement as amended hereby.

     SECTION 6.  Document Pursuant to Credit Agreement.  This
Second Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be governed in accordance with the terms thereof.

     SECTION 7. Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 8. Full Force and Effect. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, and conditions of the Credit Agreement and each other Loan Document shall remain unchanged and shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment of, consent to or modification of any other term or provision of the Credit Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of the Borrowers which would require the consent of the Lenders or the Agent under the Credit Agreement.

     SECTION 9. Release of Claims. In consideration for the accommodations afforded the Borrowers pursuant to this Second Amendment, the Borrowers waive and release any and all claims, actions and causes of action of every name and description, known or unknown, in law or in equity, which any of them has or may have against the Agent, any of the Lenders and/or any of their respective officers, directors, employees, agents, representatives, affiliates, successors and assigns, individually and/or collectively, from the beginning of time to this date, arising out of or otherwise relating to the Credit Agreement, the Loan Documents, the Obligations, the transactions contemplated in the Credit Agreement, and/or the negotiation, servicing or funding (or failure to fund) of the Loans.

     SECTION 10.  Governing Law.  THIS SECOND AMENDMENT SHALL BE
DEEMED TO BE A CONTRACT MADE UNDER AND BE GOVERNED BY THE
INTERNAL LAWS OF THE STATE OF NEW HAMPSHIRE.

     SECTION 11. Counterparts. This Second Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same agreement.





                    [SIGNATURE PAGES FOLLOW]
                              - 114 -

     IN WITNESS WHEREOF, the Borrowers, the Agent and the Lenders have caused this Second Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  BORROWERS:

                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI OYSTER TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR
                                  SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC.,
                                  HUSKY COMPUTERS, INC., and
                                  WPI INSTRUMENTS, INC.


/s/ Mark L. Young                 By: /s/ Dennis M. Deegan
----------------                     --------------------
Witness
                               Dennis M. Deegan, for, on
                                      behalf of, and as Duly
                                      Authorized Officer or
                                      Agent of each of the
                                      above-named entities

                                  AGENT:

                                  FLEET BANK-NH, as Agent and as a
                                  Lender


/s/ Michael Tule                  By: /s/ Mark L. Young
------------------                    ---------------------
Witness                                 Mark L. Young
                                        Senior Vice President

                                   OTHER LENDERS:

                                   BANK OF NEW HAMPSHIRE


--------------------               By: --------------------
Witness                                 David D. McGraw
                                        Vice President

                                   SOVEREIGN BANK


---------------------              By: --------------------
Witness                                 Joseph Becker
                                        Vice President

                                   BANKBOSTON, N.A.


---------------------              By: ---------------------
Witness                                 Randall L. Kutch
                                        Director

                                   KEY CORPORATE CAPITAL INC.


---------------------              By: -----------------------
Witness                                 Alexander Strazzella
                                        Vice President

Exhibit 10.42
                             WAIVER


     WAIVER dated as of December 27, 1998, to the Credit Agreement, dated as of August 3, 1998, as amended to date (the "Credit Agreement"), among WPI Group, Inc., WPI Electronics, Inc., WPI Magnetec, Inc., WPI Micro Palm, Inc., WPI Power Systems, Inc., WPI Oyster Termiflex, Inc., WPI Micro Processor Systems, Inc., WPI Decisionkey, Inc., WPI UK Holding, Inc., WPI UK Holding, II, Inc., WPI Oyster Terminals, Inc., WPI Husky Computers, Inc., and WPI Instruments, Inc., (collectively, the "Borrowers"), the various financial institutions parties thereto (collectively, the "Lenders") and Fleet Bank - NH, for itself, as Lender, and as Agent for Lenders pursuant to the Credit Agreement (the "Agent").

     The Borrowers have requested that their compliance with the "Total Debt to EBITDA Ratio" covenant set forth in Annex E (Section 6.10) of the Credit Agreement be waived for the fiscal year ended September 27, 1998. The Agent, on behalf of itself and the Lenders, has agreed to grant such waiver, but only on the specific terms and conditions set forth herein. Accordingly, the Borrowers and the Agent, on behalf of itself and the Lenders, hereby agree as follows:

     Section 1. Waiver. Upon satisfaction of the conditions set forth in Section 4 below, the Lenders hereby waive compliance with the "Total Debt to EBITDA Ratio" covenant set forth in Annex E (Section 6.10) of the Credit Agreement for the fiscal year ended September 27, 1998. Such waiver is expressly limited to compliance with such covenant on September 27, 1998, and for the fiscal year then ended; such covenant in all other instances, and all other covenants set forth in the Credit Agreement, shall remain unchanged, binding upon Borrowers and in full force and effect.

     Section 2. Default Rate. Commencing September 28, 1998, and continuing until Borrowers' compliance with the Total Debt to EBITDA Ratio covenant referenced above, interest shall be accrued on the Loans at the Default Rate as provided in Section 1.4(d) of the Credit Agreement.

     Section 3. Amendment. The Borrowers and Lenders shall execute a Second Amendment to Credit Agreement of near or even date herewith (the "Second Amendment") amending the Borrowers' Total Debt to EBITDA Ratio covenant for the fiscal quarter ending December 27, 1998, and amending both the Applicable Margins for calculating the interest rates for the Loans (set forth in Section 1.4 of the Credit Agreement and defined therein) as determined by Borrowers' Total Debt to EBITDA Ratio and the Maximum Amount.

     Section 4. Conditions of Effectiveness. This Waiver shall become effective, as of the date set forth above, upon satisfaction of the following pre-conditions:

     (a) the Agent shall have received executed counterparts (by facsimile or otherwise) of this Waiver, duly executed by the Borrowers and the Lenders;

     (b) the Borrowers shall have paid the Agent a waiver fee of $25,000.00;

     (c) accrued interest on the Loans at the Default Rate for the period commencing September 28, 1998 and ending December 28, 1998 shall have been paid to the Agent; and

     (d) the Agent, the Lenders and the Borrowers shall have duly executed and delivered the Second Amendment.

     Section 5. Counterparts. This Waiver may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

     Section 6. Full Force and Effect. Except for Borrowers' compliance with the Total Debt to EBITDA Ratio covenant expressly waived hereby for the fiscal year ending September 27, 1998, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.

     Section 7. Expenses. The Borrowers shall pay all out-of-pocket expenses incurred by the Agent in connection with the preparation of this Waiver.

     Section 8. Headings. The headings of this Waiver are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 9. Capitalized Terms. Unless otherwise specified, capitalized terms used herein shall have the respective meanings assigned thereto in the Credit Agreement.





                    [SIGNATURE PAGE FOLLOWS]
                              - 117 -

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Waiver as of the date first above written.

                                   THE BORROWERS:

                                   WPI GROUP, INC.,
                                   WPI POWER SYSTEMS, INC.,
                                   WPI MAGNETEC, INC.,
                                   WPI ELECTRONICS, INC.,
                                   WPI OYSTER TERMIFLEX, INC.,
                                   WPI MICRO PALM, INC.,
                                   WPI MICRO PROCESSOR
                                   SYSTEMS, INC.,
                                   WPI DECISIONKEY, INC.,
                                   WPI UK HOLDING, INC.,
                                   WPI UK HOLDING II, INC.,
                                   WPI OYSTER TERMINALS, INC.,
                                   HUSKY COMPUTERS, INC., and
                                   WPI INSTRUMENTS, INC.

    /s/ Mark L. Young             By:  /s/ Dennis M. Deegan
    --------------------------        ----------------------
   Witness                            Dennis M. Deegan, for,
                                      on behalf of, and
                                      as Duly Authorized Officer
                                      or Agent of each of the
                                      above-named entities


                                   THE AGENT:

                                   FLEET BANK - NH, as Agent for
                                   the Lenders


   /s/ Michael Tule                By: /s/ Mark L. Young
   -----------------                   ------------------
   Witness                             Mark L. Young
                                        Senior Vice President
                              - 118 -

Exhibit 10.43

                              LEASE

     THIS LEASE is made as of September 10, 1986, as amended on September 10, 1986, October 1, 1986, November 10, 1991 and September 1996 by and between 850 Perimeter Rd/NA, a New Hampshire Limited Liability Company with its principal office at 124 Joliette Street, Manchester, New Hampshire, 03102, formerly, NA Realty, a New Hampshire general partnership ("Landlord"), and WPI Instruments, Inc., a New Hampshire corporation with an address of 1155 Elm Street, Manchester, New Hampshire 03101 ("Tenant").

                      W I T N E S S E T H:

     WHEREAS, Tenant desires to lease from Landlord, and Landlord has agreed to lease to the Tenant, certain land and the buildings owned by the Landlord in Manchester, New Hampshire, more particularly described in Exhibit A attached hereto and made a part hereof;

     NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt whereof is hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1.   Definitions.

     The following terms shall have the meanings set forth in this Article 1 unless the context otherwise requires:

     1.1 "Commencement Date" shall mean September 10, 1986 or when used in connection with the Second Period or the Third
Period, September 1 of the first year of such Period.

     1.2 "Demised Premises" shall mean the land, buildings and all improvements thereon in Manchester, New Hampshire, described in Exhibit A attached hereto and made a part hereof.

     1.3 "Government Authorities" shall mean all federal, state, municipal and local governments, and all departments, commissions, boards, bureaus and offices thereof, having or claiming jurisdiction over the Demised Premises.
                              - 119 -

     1.4  "Imposition" shall have the meaning set forth in
Section 6.1.

     1.5 "Landlord" shall mean, at any given time, only the owner of the Demised Premises; provided, however, that for the purposes of Article 19 of this Lease, the term "Landlord" shall mean, at any given time, the then owner of the aforementioned interest and each prior owner thereof.

     1.6  "Lease" shall refer to this Lease.

     1.7 "Person" shall mean and include an individual, corporation, partnership, trust, unincorporated association and any government entity.

     1.8  "Rent" shall have the meaning set forth in Section 4.2.

     1.9  "Second Period" shall have the meaning set forth in
Section 4.

     1.10 As used herein, "sublease" shall have the meaning set forth in Section 14.1.

     1.11 "Tenant" shall mean, at any given time, the Tenant name herein and its legal representatives, successors and permitted assigns as Tenant under this Lease.

     1.12 "Tenant Alterations" shall have the meaning set forth in Section 12.2.

     1.13 "Term" shall have the meaning set forth in Section 4.

     1.14 "Third Period" shall have the meaning set forth in
Section 4.

     2.   Demised Premises.

     Landlord, for and in consideration of the rents hereinafter reserved by Landlord and the covenants and agreements hereinafter contained on the part of Tenant, its legal representatives, successors and assigns, to be paid, kept and performed, does hereby lease, rent, let and demise to Tenant, and Tenant does hereby take and hire from Landlord, upon and subject to the terms and conditions hereinafter expressed, the Demised Premises.

     TOGETHER with all right and interest, if any, of Landlord in and to the land lying in the streets and roads in front of and adjoining set parcels of land, and in and to any easement appurtenant to said parcels of land, but in no limitation or termination of any such right or interest shall affect this Lease or any of Tenant's obligations hereunder except to the extent otherwise provided in this Lease.

     Tenant has inspected the Demised Premises and has found them to be in good repair and accepts the Demised Premises in its present condition.

     SUBJECT, however, to the following:

     2.1 Any state of facts an accurate survey or inspection of said parcel of lands may show.

     2.2 Present and future building restrictions and regulations, zoning laws, special conditional use permits, ordinances, resolutions, and regulations of all laws, ordinances, resolutions, regulations, certificates of occupancy, and orders of Governmental Authorities.

     2.3 The condition and state of repair the Demised Premises may be in at the date hereof.

     2.4  Any and all public utility company easements.

3.   Term.

     TO HAVE AND TO HOLD the Demised Premises unto Tenant, its legal representatives, successors, and assigns, for one five year term (the "Term" ) beginning on the Commencement Date hereof and ending at 11:59 p.m. on the 31st day of August, 1991, unless sooner terminated as hereinafter provided. Tenant shall have the option to renew the lease for a "Second Period" and a "Third Period" as those terms are defined in Section 4.

4.   Rent.

     The amount of rent due under this Lease (the "Rent") shall be $360,000 per year (the "Base Rent") for the period commencing on the Commencement Date and ending on August 31, 19991 (the "Base Period") which shall be paid at the rate of $30,000 per month; provided that if the tenant exercises the renewal options set forth in Section 3, the Base Rent shall be adjusted on September 1, 1991 and ending August 31, 1996 (the "Second Period") and further adjusted on September 1, 1996 for the period commencing September 1, 1996 and ending August 31, 2001 (the "Third Period"), such adjustments more fully set forth in Section 24 herof.

5.   Rent to be Net.

     It is the purpose and intent of Landlord and Tenant that the Rent shall be absolutely net to Landlord and shall be paid without any abatement, deduction or setoff.

6.   Payment of Taxes, Assessments, Etc.

     6.1 Tenant shall pay or cause to be paid, before the same become delinquent, all taxes, assessments (including but not limited to, all assessments for public improvement or benefit), water and sewer rents, rates and charges for public utilities, excises, levies, license and permit fees and other governmental charges of any kind and nature whatsoever, which at any time during the term of this lease may have been or may be assessed, levied, confirmed, imposed upon, or grown or become due or payable out of or in respect of, or become a lien on the Demised Premises (all such charges described in this Section 6.1 being hereinafter referred to as "Impositions", and any of the same being hereinafter referred to as an "Imposition").

     6.2 Tenant, upon request of Landlord, shall furnish to Landlord prior to the date on which any Imposition would become delinquent, official receipt of the appropriate taxing authority, or other evidence satisfactory to Landlord, evidencing the payment thereof.

     6.3 Tenant shall have the right to contest the amount or validity, in whole or in part, of any Imposition, or to seek a reduction in the valuation of the Demised Premises as assessed for real estate or personal property tax purposes by appropriate proceedings diligently conducted in good faith so long as neither the Demised Premises not any part thereof would by reason of such postponement or deferment be in imminent danger of being forfeited or lost.

     6.4 Landlord shall not be required to join in any proceeding referred to in Sections 6.3 or 6.4 unless in Tenant's reasonable opinion, the provisions of any law, rule or regulation at the time in effect shall require that such a proceeding be brought by and/or in the name of the Landlord, in which event Landlord shall, upon written request, join in such proceedings or permit the same to be brought by Tenant in Landlord's name, upon compliance by Tenant with such requirements as Landlord may reasonably impose. Tenant covenants that Landlord shall not suffer or sustain any costs or expenses (including, but not limited to, counsel fees) or any liabilities in connection with Landlords' participation in any proceedings relating to the Demised Premises. Tenant shall be entitled to any refund of any Imposition and penalties and interest thereon received by Landlord which shall have been paid by Landlord and previously reimbursed in full by Tenant.

7.   Repairs and Maintenance.

     7.1 Throughout the Term, Tenant, at its sole cost and expense, shall take good care of the Demised Premises, all alleyways and passageways and all sidewalks, curbs and vaults adjoining the Demised Premises, and shall at all times keep the same in good order and condition, ordinary wear and tear and casualty (subject to the provisions of Article 10 hereof) excepted. Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Property or the Personal Property. Tenant shall make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary.

     7.2 Landlord shall not be required to furnish any services or facilities or to make any repairs in or about the Demised Premises, Tenant hereby assuming the full and sole responsibility for all repairs to, and for any condition, operation, maintenance and management of, the Demised Premises as at the date hereof and during the Term.

8.   Compliance with Laws, Ordinances, Etc.

     8.1 Throughout the Term, Tenant, at its own sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all Governmental Authorities, and all orders, rules and regulations of the National and Local Boards of Fire Underwriters or any other body or bodies exercising similar functions, which may be applicable to the Demised Premises and as to which compliance is required. Tenant also shall comply with all covenants and representations regarding the use of the Demised Premises contained in mortgage deeds of even or near date herewith between Landlord and Casco Northern Bank, N.A.

     8.2 Tenant shall have the right to contest in good faith any such law, ordinance, rule, regulation or order referred to in
Section 8.1 above and, during such contest, Tenant shall have the right if otherwise permitted by law to defer compliance with such provision.

     8.3 Tenant shall, at Tenant's own sole cost and expense, observe and comply with the requirements of the policies of public liability, fire and all other insurance at any time in force with respect to the Demised Premises, and Tenant shall, in the event of any violation or attempted violation of the provisions of this Section or Section 8.1 by any subtenant or other occupant of the Demised Premises, take steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same, as the case may be.

9.   Insurance.

     9.1 Tenant, at its sole cost and expense, shall throughout the entire Term, keep the Demised Premises insured against loss or damage by fire, windstorm, tornado and hail, and against loss or damage by such other, further and additional risks as now are or hereafter may be embraced by the standard extended coverage forms, or endorsements, in each case to the full insurable value without any coinsurance. Such insurance shall be in an amount with companies reasonably satisfactory to Landlord and with such coverages as shall be reasonably required by Landlord and in any event such insurance shall comply with the terms and conditions of any mortgage covering the Demised Premises.

     9.2 All insurance provided for in this Article 9 shall be effected under valid and enforceable policies, in such forms and, where not expressly provided for above, in such amounts as are reasonable for the type of property, issued by financially sound and responsible insurance companies which are authorized to do business in the jurisdiction in which the Property is located, have a Best's rating of "A". On or before the Commencement Date, and thereafter prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article 9, certificates of the insurers in form reasonably satisfactory to Landlord as to such insurance, shall be delivered by Tenant to Landlord.

     9.3 All policies of insurance provided for or contemplated by this Article 9 shall name Landlord and Tenant as additional insureds, as their respective interests may appear, and shall provide for at least ten (10) days written notice of cancellation to Landlord and Landlord shall be furnished with the original policies of insurance.

     9.4 Losses under each policy of insurance provided for or contemplated by this Article shall be adjusted with the insurers and/or underwriters by Tenant. All costs and expenses of Landlord or Tenant of collecting or recovering any insurance proceeds under such policies, including, but not limited to, any and all fees of attorneys, appraisers and adjusters, shall be deducted from such insurance proceeds before being applied as provided herein.

10.  Damage or Destruction by Fire or Other Casualty.

     10.1 Tenant shall give immediate notice to Landlord of any damage or loss by fire or other casualty which equals or exceeds
$50,000.

     10.2 If by reason of any casualty, any sums which are applicable to the Demised Premises are paid under any insurance policy mentioned in Article 9 hereof, such sums shall be paid over to Tenant, and Tenant shall hold the same, to be used either for the payment of the costs of restoring, repairing or rebuilding the Demised Premises or for demolishing the Demised Premises.

     10.3 If any of the Demised Premises is so damaged, the Landlord shall, within 15 days of such damage, decide whether to repair the Demised Premises or to terminate this Lease. If Landlord elects to repair, Landlord shall commence such repairs within 30 days after making such election and diligently pursue such repairs to completion and, in any event, within 90 days after such damage; provided, however, that if such damage occurs within twelve months of the end of any Term of this Lease, Tenant shall have the right to terminate this Lease by giving written notice to the Landlord within thirty days of the occurrence of the damage. Notwithstanding the foregoing, Tenant may terminate this Lease upon 15 days notice to Landlord if such damage materially interferes with the business or operations of Tenant. If Landlord or Tenant decides to exercise its option to terminate this Lease pursuant to the terms of this Section 10.3, Tenant shall be relieved of all obligations hereunder, and rent and other charges shall be apportioned as of the date of such damage.

11.  Tenant Alterations.

     11.1 Tenant shall have the right, upon the consent of Landlord which shall not be unreasonably withheld, at any time and from time to time during the term of this Lease to make, at its own sole, cost and expense, Tenant Alterations.

     11.2 The term "Tenant Alterations", as used in this Lease, shall mean the following and shall apply with like effect to any single instance of the following:

          11.2.1 All future demolitions of the whole or any part of any building or improvements now or hereafter erected upon the Demised Premises;

          11.2.2 All excavations at any time made or to be made in, on or about the Demised Premises; and

          11.2.3    All repairs, replacements, renewals,
alterations, changes, additional, betterments, improvements, restorations and rebuildings made in, on or about the Demised
Premises.

12.  Discharge of Liens.

     12.1 Tenant shall not create or permit to be created or to remain, and shall discharge or bond any lien, encumbrance or charge levied on account of any imposition or any mechanic's, laborer's or materialman'e lien upon the Demised Premises.

     12.2 Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contract, subcontractor, laborer, materialman, architect or engineer for the performance of any labor or the furnishing of any materials or services for or in connection with the Demised Premises or any part thereof. Notice is hereby given that the Landlord shall not be liable for any laborer or materials or services furnished or to be furnished to Tenant upon credit, and that not mechanic's or other lien for any such labor, materials or services shall attach to or affect the fee or reversionary or other estate or interest of Landlord in the Demised Premises or in this Lease.

13.  Subleases and Assignment of Subleases.

     13.1 Tenant may, with Landlord's consent, which consent shall not be unreasonably withheld, sublease all, or substantially all, the Demised Premises or assign this Lease and its rights hereunder, provided, however, that Landlord's consent shall not be required to an assignment of this Lease to (a) any purchaser of all or substantially all of the Tenant's business being conducted at the Demised Premises, or (b) Casco Northern Bank N.A. or any other primary lender to Tenant (the "Bank"). As used in this Section, the term "sublease" shall include licenses, concession agreements, management agreements, operating agreements and all other forms of agreements, however denominated, affecting the occupancy or use of the Demised Premises or any portion thereof, and all renewals, modifications, amendments and other agreements affecting the same, and any sublease shall be subordinate to the rights of Landlord as contained in this Lease Agreement.

14.  Entry on Property by Landlord, Etc.

     14.1 Tenant shall permit Landlord and its authorized representatives and designees to enter the Demised Premises at all reasonable times upon three (3) days prior notice (either oral or written) for the purpose of (i) inspecting the same and
(ii) making any repairs thereto and performing any work therein that may be necessary by reason of Tenant's failure to make any such repairs or perform any such work or to commence the same for fifteen (15) days after notice from Landlord (or without notice in case of emergency). Nothing herein contained shall be construed as imposing any duty upon Landlord to do any such work, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord shall also be subject to Tenant's security measures whenever Landlord enters the Demised Premises.

15.  Condemnation.

     15.1 If at any time during the term of this Lease, 25% or more of the square feet of real estate or 10% or more of the square feet of structure located on the Demised Premises shall be taken by any lawful power or authority by the exercise of the right of condemnation or eminent domain, this Lease and the term hereof shall terminate and expire on the date of such taking, and the Rent and all other sums and charges required to be paid by Tenant hereunder shall be apportioned and paid to the date of such taking. Tenant shall not be entitled to, and Tenant agrees not to, make or file any claim for, nor shall Tenant share in any award for, the value of the unexpired term of this Lease, or any other rights in connection with the land; provided, that Landlord shall support any claims made by Tenant against any condemning authority for damages, relocation costs, or associated expenses, but this shall not bind the Landlord to any financial liability for such claims.

     15.2 If, at any time during the term of this Lease less than 25% in volume based upon total square feet of the Demised Premises or less than 10% of the square feet of the structure located on the Demised Premises shall be taken, and if Tenant shall determine that such taking will not result in a permanent or material interference of its business (in which case the taking shall be treated under Section 15.1 above) then this Lease and the terms hereof shall continue in full force and effect without reduction, abatement or effect of any nature whatsoever upon said terms or the liability of Tenant to pay in full the rent or any other sums or charges payable by Tenant hereunder, except as hereinafter provided. In the event of any such partial taking, Landlord shall give prompt notice thereof to Tenant and, if the damage or loss cause by such taking is reasonably susceptible to restoration, Landlord shall proceed, with reasonable diligence to perform any necessary repairs and restorations and any necessary or desirable alterations or replacements. All awards payable as a result of any such taking shall be paid to Landlord for distribution to the extent available in the following order, provided that there shall first be deducted therefrom all reasonable fees and expenses or collection, including, but not limited to, reasonable attorneys' and experts' fees:
          15.2.1    If such taking was susceptible to
restoration, Landlord shall receive the entire amount and shall use such portion of the funds as are reasonably necessary to make any such necessary repairs, restoration, alterations and replacements.

          15.2.2 If such taking was not susceptible to restoration or, in the event that the taking was susceptible to restoration and excess funds remained after such restoration and/or repairs, then all such funds received shall be paid to Landlord and in such event, the monthly payments of rent shall abate by an amount equal to the product of 12.5% times the proceeds retained by Landlord divided by 12.

16.  Landlord's Mortgages, Landlord's Right to Sell or Assign
Rents.

     16.1 Landlord shall have the right to mortgage its interest in the Demised Premises.

     16.2 Nothing contained in this Lease shall be deemed in any way to limit, restrict or otherwise affect Landlord's right to assign from time to time the whole or any portion of the Rent or other sums and charges at any time paid or payable hereunder by Tenant to Landlord, to a transferee designated by Landlord in a notice to Tenant, and in any such case Tenant shall pay the Rent and the other sums and charges payable by Tenant to Landlord, or the portion thereof so assigned, subject to the terms of this Lease, to Landlord's said designee at the address mentioned in such notice.


17.  Estoppel Certificates.

     17.1 Tenant agrees at any time and from time to time, upon not less than ten (10) days' prior notice by Landlord, to execute, acknowledge and deliver, without charge, to Landlord, or to any person designated by Landlord, a statement in writing
                              - 117 -
certifying that this Lease is unmodified (or if there have been modifications, identifying the same by date thereof and specifying the nature thereof), that Tenant has not received any notice of default or notice of termination of this Lease (or if Tenant has received such a notice, that it has been revoked, if such be the case), that to the knowledge of Tenant no Event of Default exits hereunder (or if any such Event of Default does exist, specifying the same and stating that the same has been cured, if such be the case), that Tenant to its knowledge has not claims or offsets against Landlord hereunder (or if Tenant has any such claims, specifying the same), and the dates to which the Rent and other sums and charges payable by Tenant have been paid.

     17.2 Landlord agrees at any time and from time to time, upon not less than ten (10) days' prior written notice by Tenant, to execute, acknowledge and deliver, without charge, to Tenant, or to any person designated by Tenant, a statement in writing stating that this Lease is unmodified (or if there be modifications, identifying the same by the date thereof, and specifying the nature thereof), that no notice of default or notice of termination of this Lease has been served on Tenant (or if Landlord has served such notice, that the same has been revoked, if such be the case), that to Landlord's knowledge no Event of Default does exist, and the date to which the Net Rent has been paid by Tenant.

18.  Events of Default.

     18.1 If any one or more of the following events (herein sometimes called "Event of Default") shall happen:

          18.1.1 If Tenant fails to pay any installment of Rent or other sums due under this Lease or any part thereof when and as the same shall have become due and payable and such default shall continue for a period of ten (10) days after written notice of such failure is received by Tenant; or

          18.1.2 If default shall be made by Tenant, in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this Lease and such default shall continue for a period of thirty (30) days after notice thereof from Landlord to Tenant, or, in the case of a default or contingency which cannot with due diligence be cured within such period of thirty (30) days, Tenant fails to proceed with all due diligence within such period of thirty (30) days to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within thirty (30) days that the time to Tenant within which to cure the same shall be extended for such period as may be necessary to complete the curing thereof with all due diligence); or

          18.1.3 If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under any present or future Federal Bankruptcy Act or any other present or future applicable Federal, state or other statute of law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Demised Premises, or shall make an assignment for the benefit of creditors, or shall admit in writing its or their inability to pay its debts generally as they become due; or

          18.1.4 If within sixty (60) days after the commencement of any proceedings against Tenant seeking any reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under the present or any future Federal Bankruptcy Act or any other present or future applicable Federal, state or other statute or law, such proceedings shall not have been dismissed, or if, within sixty
(60) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant, or of all or any substantial part of its properties or of the Demised Premises, such appointment shall not have been vacabted or stayed on appeal or otherwise, within sixty (60) days after the expiration of any such stay such appointment shall not have been vacated;

then and in any such event, Landlord at any time thereafter (but prior to the curing of all such Events of Default) may give notice to Tenant specifying such Event of Default or Events of Default and stating that his lease and the term herby demised shall expire and terminate on the date specified in such notice, and on the date specified in such notice this lease and the term hereof shall expire and terminate with the same force and effect as though the date so specified were the date herein originally fixed as the expiration date of the term of this lease and all rights of Tenant under this lease shall expire and terminate and Tenant shall remain liable hereinafter provided.

     18.2 Upon any expiration or termination of this Lease pursuant to Section 18.1 of this Article, or any termination by or resulting from summary proceedings or otherwise, Tenant shall quit and peaceably surrender the Demised Premises to Landlord, without any payment therefor by Landlord. Landlord, in addition to all other remedies herein reserved to it, upon or at any time after such expiration or termination, may, without further notice, enter upon and re-enter the Demised Premises and possess and re-possess itself thereof by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises, and may have, hold and enjoy the Demised Premises and the right to receive all rental income of and from the same, and Tenant shall have no further right, title and interest therein of any kind whatsoever.

     18.3 At any time or from time to time after such expiration or termination pursuant to Section 18.1 or any termination by or resulting from summary proceedings or otherwise, Landlord may re-let the Demised Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such commercially reasonable conditions (which may include concessions or free rent) as Landlord, in good faith, may determine, and may collect and receive, the rent therefor, Landlord shall in no way be responsible or liable for any failure to re-let the Demised Premises or any part thereof or for any failure to collect any rent due upon any such re-letting.

     18.4 No termination by law or resulting from summary proceedings or otherwise shall relieve Tenant of its liability and obligations under this Lease, and any such liability and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, whether or not the Demised Premises or any part thereof shall have been re-let, Tenant shall pay to Landlord the Rent and other sums and charges to be paid by Tenant up to the time of such expiration or termination of this Lease, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such expiration or termination shall be liable to Landlord for, and shall pay to Landlord, as and for damages for Tenant's default, the equivalent of the amount of the Rent and such other sums and charges which would be payable under this Lease by Tenant if the Lease were still in effect, less the net proceeds, if any, of any re-letting effected pursuant to the provisions of
Section 18.3, after deducting all of Landlord's expenses in connection with such re-letting. In the event Landlord is unable to re-let the Demised Premises after reasonable efforts then no sum shall be deducted from those sums payable under this Lease.

     18.5 No failure by Landlord to insist upon the strict performance of any covenant, agreement, term of condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any breach, shall constitute a waiver of any such breach or such covenant, agreement, term of condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     18.6 Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord or any or all other rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise.

19.  Notices.

     All notices, requests, demands, consents, approvals, and either communications which may or are required to be served or given hereunder (for the purposes of this Article collectively called "Notices") shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to receive such Notice at his or its address set forth below:

     If to Landlord, to

          N/A Realty
          c/o Gerald R. Allard
          Box 779

          Manchester, New Hampshire 03105

     If to Tenant to

          JEI Acquisition Corp.
          Grenier Field
          Manchester, NH 03108
          Attention: David Healey

     with a copy to:
          Richard M.C. Glenn, III, Esq.
          Edwards & Angell
          2700 Hospital Trust Tower
          Providence, RI 02903

Either party may, by Notice given aforesaid, change its address for all subsequent Notices, except that neither party may require Notices to it to be sent to more than two addresses. Except where otherwise expressly provided to the contrary elsewhere in this Lease, Notices shall be deemed given when mailed in the manner aforesaid.

20.  Subordination; Attornment.

     20.1 Landlord agrees that Landlord's right under this Lease are expressly subordinate to the rights of the Bank and Jewel Electrical Instruments, Inc. under any security agreement or other document, now or hereinafter executed, in and to any of Tenant's assets located on or about the Demised Premises, including, without limitation, machinery, equipment, inventories, and accounts receivable. Landlord further agrees that if so requested by Tenant, Landlord shall execute, acknowledge and deliver any and all instruments requested by the Bank and Jewel Electrical Instruments, Inc. or Tenant in order to evidence such subordination. Landlord hereby appoints Tenant as its attorney-in-fact to execute such documents to carry out the intent of this
Section 20.1.

     20.2 In the event that Bank shall exercise its rights under any security agreement or other documents to control the Demised
Premises, Tenant hereby agrees to attorn to Bank and its successors and assigns.

21.  Claims by Landlord Against Prior Owners.

     21.1 In any case in which Tenant shall be obligated under any provisions of this Lease to pay any loss, cost, damage, liability or expense for which Landlord may have any claim, right or cause of action against a prior owner of the Demised Premises, Tenant shall be subrogated to the rights of Landlord against such prior owner of the Demised Premises. Landlord agrees to execute such documents as are necessary to evidence this subrogation and are necessary to carry out the intent of this Section 21.1.

22.  Property of Tenant.

     Landlord agrees that all machinery, equipment and movable fixtures now or hereafter located on the Demised Premises is, and at all times shall remain, the property of Tenant. Tenant shall have the right upon termination of this lease for any reason, to enter upon the Demised Premises and remove such machinery, equipment, and movable fixtures.

23.  Quiet Enjoyment.

     Landlord covenants that Tenant, upon paying the Rent and all other sums and charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be observed and kept, shall quietly have and enjoy the Demised Premises during the term of this Lease, without hindrance or molestation by anyone claiming by, through or under Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

24.  Adjustments to Base Rent.

     The rental during each of the Second Period and the Third Period shall be at the greater of (a) the fair market rental then in effect on equivalent properties, of equivalent size, in equivalent areas, provided that this paragraph shall not be considered when determining the fair market rental, or (b) the amount derived by multiplying the Base Rent for the Base Term or, if applicable, for the Second Period, by the Consumer Price Index for Urban Wage Earners and Clerical Workers - Revised, 196 = 100" for the Boston Massachusetts Area as published by the Bureau of Labor Statistics of the United States Department of Labor ("CPI") for the calendar month which includes the Commencement Date for the Base Term, or if applicable, the Second Period, and dividing the product by the CPI for the calendar month which includes the Commencement Date for the Second Period or the Third Period, as the case may be, adjusted, however, to reflect any changes in the basis of computing such Index which may have been made by said Bureau of Labor Statistics between said monthly periods, and provided further, that in no event shall the amount of Base Rent be increased pursuant to this clause (b) less than three percent (3%) nor more than a maximum of six percent (6%) compounded per year. In no event shall the amount of the rental during the Second Period or Third Period, as the case may be, be less than during the five year period preceding that period.

25. This Lease may be terminated by Landlord at any time during the term hereof upon nine (9) months prior written notice; provided that in the event of such termination, Landlord shall pay all costs associated with the relocation of Tenant's business to any location within a fifty (50) mile radius of Manchester, New Hampshire, such expenses to include, without limitation, all moving, building, and site preparation and renovation expenses incurred by Tenant so that Tenant will be able to carry on its business in the new location.

26.  Oral Change or Termination.

     Any agreement hereafter made shall be ineffective to change, modify or discharge this Lease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought. This Lease cannot be changed or terminated orally.

27.  Successors and Assigns.

     The covenants, conditions and agreements in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, their respective legal representatives, successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first above written.


                                   ALLARD NAZARIAN GROUP, INC.


/s/ Carlo Carluccio                By:/s/ John  R. Allard
-------------------                   -------------------
Witness                               John R. Allard,
                                      Chief Executive Officer


                                   WPI INSTRUMENTS, INC.

/s/Michael Tule                    By:/s/ Michael Foster
---------------                       ------------------
Witness                               Michael Foster,
                                      Chief Executive Officer


                                   850 PERIMETER RD/NA, LLC

/s/ Carlo Carluccio                By:/s/ John R. Allard
------------------                   -------------------
Witness                              John R. Allard, Managing
                                     Director

                            EXHIBIT A


FEE SIMPLE PARCEL

     A certain lot or parcel of land with buildings thereon, located in Manchester, County of Hillsborough, and State of New
Hampshire, more particularly bounded and described as follows, to wit:

     Beginning at a point on the northerly line of a taxiway ten (10) feet south forty-two degrees seventeen minutes zero seconds West (S 42-17-00 W) from the southwesterly corner of the Municipal
     Hangar so called; thence running

     1) South forty-two degrees seventeen minutes zero seconds West (S 42-17-00 W) along the northerly edge of said taxiway, five hundred thirteen and eight hundredths, (513.08) feet to a point; thence running

     2) South fifty-eight degrees forty-four minutes zero seconds West (S 58-44-00 W) along the northerly edge of said taxiway, three hundred two and ninety hundredths (302.90) feet to a point at the easterly corner of land now or formerly of Sanders Associates; thence running

     3) North forty degrees fifty-two minutes thirty-two seconds West (N 40-52-32 W) five hundred and nine and sixty hundredths (509.60) feet by said
     Sanders Associates land to an iron pin; thence running

     4) North eighty-five degrees twenty one minutes fifty-eight seconds West (N 85-21-58 W) three hundred forty and ninety-eight hundredths (340.98) feet by said Sanders Associates land to a point on the easterly line of the former Perimeter Road;
     thence running

     5)  North seven degrees forty minutes two seconds
     East (N 7-40-02 E) by the easterly line of the former Perimeter Road two hundred seventeen and six hundredths (217.06) feet to a point; thence running

     6) North twenty-one degrees fifty-seven minutes twelve seconds East (N 21-57-12 E) by the easterly line of the former Perimeter Road sixty-nine and sixty-five hundredths (69.65) feet to an iron pin;
     thence running

     7) North sixty-six degrees twenty-six minutes zero seconds East (N 66-26-00 E) eighty-two and ninety hundredths (82.90) feet to a point on the southerly side of the existing Perimeter Road;
     thence running
                              - 128 -

     8) North eighty-eight degrees fifteen minutes zero seconds East (N 88-15-00 E) two hundred thirty-two and forty hundredths (232.40) feet to a point on the southerly side of said Perimeter
     Road; thence running

     9) North sixty-eight degrees fifty-five minutes zero seconds East (N 68-55-00 E) four hundred forty-seven and ten hundredths (447.10) feet to a point on the southerly side of said Perimeter
     Road; thence running

     10) South seventy-two degrees forty-four minutes zero seconds East (S 72-44-00 E) one hundred forty five and sixty hundredths (145.60) feet to a point on the westerly side of Barrett Street; then running

     11) South thirty-four degrees nineteen minutes zero seconds East (S 34-19-00 E) three hundred twenty-three and thirty-one hundredths (323.31) feet to an angle point in Barrett Street; thence running

     12) North fifty degrees three minutes twenty seconds East (N 50-03-20 E) eighty-four and fifty-four hundredths (84.54) feet to a point on the southeasterly side of Barrett Street; thence running

     13) South forty-seven degrees forty-two minutes ten seconds East (S 47-42-10 E) one hundred forty-nine and ninety-two hundredths (149.92) feet to the point of beginning.

Meaning and intending to convey that tract shown on a plan entitled "Plan of Land, Jewell Electrical Instruments, Inc., Perimeter Road, Grenier Field, Manchester, N.H. Scale 1" = 50', dated September 1986 prepared by John J. Gillis, P.E., L.L. S.,
Manchester, New Hampshire and recorded as Plan No.           at
Hillsborough County Registry of Deeds.


                            EXCLUSION

Excluding, however, from the foregoing, approximately five (5) acres of real estate and improvements thereon situated on the westerly portion of said parcel which excluded portion shall be more definitely described on a survey to be performed prior to November 30, 1986 and to be agreed upon by the landlord and tenant, which survey will be recorded.

                           SCHEDULE B

FEE SIMPLE PARCEL

     A certain lot or parcel of land with buildings thereon, located in Manchester, County of Hillsborough, and State of New
Hampshire, more particularly bounded and described as follows, to wit:

     Beginning at a point on the northerly line of a taxiway ten (10) feet south forty-two degrees seventeen minutes zero seconds West (S 42-17-00 W) from the southwesterly corner of the Municipal
     Hangar so called; thence running

     1) South forty-two degrees seventeen minutes zero seconds West (S 42-17-00 W) along the northerly edge of said taxiway, five hundred thirteen and eight hundredths, (513.08) feet to a point; thence running

     2) South fifty-eight degrees forty-four minutes zero seconds West (S 58-44-00 W) along the northerly edge of said taxiway, three hundred two and ninety hundredths (302.90) feet to a point at the easterly corner of land now or formerly of Sanders Associates; thence running

     3) North forty degrees fifty-two minutes thirty-two seconds West (N 40-52-32 W) five hundred and nine and sixty hundredths (509.60) feet by said
     Sanders Associates land to an iron pin; thence running

     4) North eighty-five degrees twenty one minutes fifty-eight seconds West (N 85-21-58 W) three hundred forty and ninety-eight hundredths (340.98) feet by said Sanders Associates land to a point on the easterly line of the former Perimeter Road;
     thence running

     5)  North seven degrees forty minutes two seconds
     East (N 7-40-02 E) by the easterly line of the former Perimeter Road two hundred seventeen and six hundredths (217.06) feet to a point; thence running

     6) North twenty-one degrees fifty-seven minutes twelve seconds East (N 21-57-12 E) by the easterly line of the former Perimeter Road sixty-nine and sixty-five hundredths (69.65) feet to an iron pin;
     thence running

     7) North sixty-six degrees twenty-six minutes zero seconds East (N 66-26-00 E) eighty-two and ninety hundredths (82.90) feet to a point on the southerly side of the existing Perimeter Road;
     thence running

     8) North eighty-eight degrees fifteen minutes zero seconds East (N 88-15-00 E) two hundred thirty-two and forty hundredths (232.40) feet to a point on the southerly side of said Perimeter
     Road; thence running

     9) North sixty-eight degrees fifty-five minutes zero seconds East (N 68-55-00 E) four hundred forty-seven and ten hundredths (447.10) feet to a point on the southerly side of said Perimeter
     Road; thence running

     10) South seventy-two degrees forty-four minutes zero seconds East (S 72-44-00 E) one hundred forty five and sixty hundredths (145.60) feet to a point on the westerly side of Barrett Street; then running

     11) South thirty-four degrees nineteen minutes zero seconds East (S 34-19-00 E) three hundred twenty-three and thirty-one hundredths (323.31) feet to an angle point in Barrett Street; thence running

     12) North fifty degrees three minutes twenty seconds East (N 50-03-20 E) eighty-four and fifty-four hundredths (84.54) feet to a point on the southeasterly side of Barrett Street; thence running

     13) South forty-seven degrees forty-two minutes ten seconds East (S 47-42-10 E) one hundred forty-nine and ninety-two hundredths (149.92) feet to the point of beginning.

Meaning and intending to convey that tract shown on a plan entitled "Plan of Land, Jewell Electrical Instruments, Inc., Perimeter Road, Grenier Field, Manchester, N.H. Scale 1" = 50', dated September 1986 prepared by John J. Gillis, P.E., L.L. S.,
Manchester, New Hampshire and recorded as Plan No.           at
Hillsborough County Registry of Deeds.


NA REALTY


By: /s/ Gerald R. Allard
    ---------------------
      Its General Partner


By: /s/ Younes Nazarian
    --------------------
      Its General Partner

                           SCHEDULE C


LEASEHOLD PARCEL

     A certain tract of land known as Lot 20 as shown on a plan of Greater Manchester Industrial Airpark by Manchester Industrial Council dated March, 1966, revised May, 1968, with property lines as shown on plan of George C. Benjamin, P.E., dated May 16, 1968, and more particularly described as follows:

     Beginning at the southwest corner of the premises, at a steel pin on the northerly line of Perimeter Road:

     thence North 83 degrees 39' 20" East, along the northerly line of Perimeter Road, 196.00 feet to a steel pin;

     thence South 85 degrees 58' 40" East, along the northerly line of Perimeter Road, 108.00 feet to an oak stake;

     thence North 4 degrees 01' 20" East, 219.00 feet to an oak stake;

     thence North 85 degrees 58' 40" West, 108.00 feet to an oak stake;

     thence South 59 degrees 26' 50" West, 344.06 feet to a point;

     thence South 6 degrees 20' 40" East, 60.00 feet to the point of beginning.

     Said lot being shown as Lot No. 20 on a plan titled: "Lot
#20, Perimeter Road, Greater Manchester Industrial Airpark, City of Manchester, N.H." , by George C. Benjamin, P.E., and dated May
16, 1968.

     Parcel II:   Also  a certain tract of land situate on the
northerly side of Perimeter Road, in Manchester, County of Hillsborough, State of New Hampshire, bounded and described as follows:

     Beginning at a steel pin at the northerly edge of Perimeter
Road at the southeastern corner of this tract and the southwestern corner of Lot 20; thence North 6 degrees 20' 40" West, sixty and no one-hundredths (60.00) feet to a point; thence South
59 degrees 26' 50" West, seventy three and seventeen one hundredths (73.17) feet to a point; thence South 83 degrees 39' 20" West, forty-three and twenty six one hundredths (43.26) feet to a point;
thence South 6 degrees 20' 40" East, thirty and non one-hundredths (30.00) feet to a point on the northerly edge of Perimeter Road; thence North 83 degrees 39' 20" East, one hundred tend and no one-hundredths (110.00) feet along the northerly edge of Perimeter
Road to the point of beginning.  Being Lot 20A

     Parcel III: Also a certain tract of land situate on the northerly side of Perimeter Road, in Manchester, in said County of Hillsborough, bounded and described as follows:

     Beginning at a stake on the northerly side of Perimeter Road at the southermost corner of the premises at other land leased to Concord college; thence by said land leased to Concord College north three degrees fifty-three minutes and ten seconds east (N
3 degrees 53' 10" E)

     two hundred nineteen and sixty-one one-hundredths (219.61) feet to a stake on the northease corner of aforementioned land;
thence by said land leased to Concord College, north eighty-six degrees, six minutes and ten seconds west (N 86 degrees 06' 10" W) one hundred eight and thirty-three one-hundredths (108.33) feet to a stake at land of the City of Manchester; thence north eighty-six degrees, six minutes and zero seconds east (N 86 degrees 06' 00" E) one hundred forty-four and fifty-three on hundredths (144.53) feet along land of the City of Manchester to a stake; thence south twelve degrees ten minutes and forty-five seconds west (S 12 degrees 10' 45" W) two hundred forty-one and seventy-four one-hundredths
(241.74) feet along said land of the City of Manchester to the point of beginning.

     Being a parcel of land containing four thousand eight hundred nine-one (4,891) square feet and referred to on a plan entitled "Proposed Lease Area Concord Commercial College,
Manchester, N.H.", Scale one inch (1") equals twenty feet (20'), by Thomas F. Moran, Surveyor, and dated April 1970.


Office Building on Leasehold Parcel

     A certain building situate on Lot 20 as shown on a plan of "Greater Manchester Industrial Airpark by Manchester Industrial Council, dated March, 1966, revised May, 1968 with property lines as shown on plan of George C. Benjamin P.E.", dated May 16, 1968.

     Said building was conveyed to Jewell Electrical by Foreclosure Deed of The Manchester Bank dated June 27, 1974 and recorded in Volume 2363, Page 501 of the Hillsborough County
Registry of Deeds.

     Said building is situate on leasehold property, the fee of which is held by the City of Manchester, and is subject to the terms and conditions of the lease recorded in Volume 2050 Page 427 Hillsborough including Section III (a) which provides that:

"Upon the expiration or the termination of this lease, the buildings and improvements shall revert to the then owner of the premises."


NA REALTY


By: /s/ Gerald R. Allard
    --------------------
       Its General Partner


By: /s/ Younes Nazarian
    --------------------
       Its General Partner

            LANDLORD'S CONSENT, WAIVER AND ESTOPPEL


     THIS AGREEMENT is made and entered into this 17th day of

September, 1986, by and between The City of Manchester, a

municipal corporation, acting by and through its Airport

Authority with a mailing address of Manchester Airport Authority,

Ammon Drive, Manchester Airport, Manchester, NH 03103

(hereinafter, "Landlord") in favor of Casco Northern Bank, N.A.,

a national banking association with its principal place of

business in Portland, Maine and a mailing address of P.O. Box

678, Portland, Maine 04104, Attn: Commercial Loan Dept.

(hereinafter, "Bank").



                      W I T N E S S E T H:

     WHEREAS, the City of Manchester, New Hampshire, acting by

and through the Manchester Airport Authority, has executed a certain Lease dated July 17, 1968 and recorded in the

Hillsborough County Registry of Deeds at Book 2050, Page 427, and

certain subsequent amendments thereto dated August 1968, August

1969, September 11, 1969 and May 1, 1970 (hereinafter

collectively called the "Lease) between itself as lessor and

Computer Environment Corporation, as lessee, which Lease runs for a period of thirty (30) years commencing July 1, 1969, and

includes two five-year renewal options;

     WHEREAS,  the property covered under said Lease

("Premises"), including the buildings and improvements thereon,

was mortgaged to the Manchester Bank, a New Hampshire banking corporation, having a principal place of business in Manchester,

New Hampshire;

     WHEREAS, the Manchester Bank, by foreclosure deed, conveyed to Jewell Electrical Instruments, Inc., the real estate described in the said mortgage;

     WHEREAS, the Manchester Bank assigned all of its right,

title and interest in the Lease to Jewell Electrical Instruments,

Inc., by Assignment of Lease dated June 27, 1974 and recorded in the Hillsborough County Registry of Deeds at Book 2363, Page 512;

     WHEREAS, Jewell Electrical Instruments, Inc. has assigned

all of its right, title and interest in and to the Lease to NA

Realty, a New Hampshire general partnership having a place of business at 124 Joliette Street, Manchester, New Hampshire

("Lessee");

     WHEREAS, contemporaneously herewith, Lessee and Bank have

entered into certain financing transactions pursuant to which,

among other things, Lessee has collaterally assigned to Bank its leasehold interest in the Premises pursuant to the terms of one or more Leasehold Mortgages (together, "Leasehold Mortgages") and has conveyed to Bank one or more mortgages on the building,

fixtures and improvements located on the Premises (together with the Leasehold Mortgages, "Mortgages") to secure any and all debts and obligations of Lessee to Bank now existing or hereafter

arising; and

     WHEREAS, in order to induce Bank to provide such financial accommodations, Lessee has requested Landlord to enter into this

Agreement;

     NOW THEREFORE,  for one dollar and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, and in consideration of the foregoing, Landlord hereby represents and agrees as follows:

     1.   Landlord hereby consents to the execution and

recordation of the Mortgages by Lessee in favor of Bank, and hereby waives any default otherwise arising under the terms of the Lease pertaining to such Mortgage.

     2.   Landlord represents and warrants that it has consented

to the assignment of the Lease to Lessee and that Lessee

currently enjoys all rights, powers and privileges of the lessee under the Lease.

     3.   Landlord hereby waives in favor of Bank any lien,

claim, right, title, or interest, including but not limited to,

any landlord's lien or right to distress for rent, which the

Landlord may have or hereafter acquire as to any personal

property collateral now or hereafter granted by Lessee to Bank

("Collateral"), whether presently or hereafter situated or

installed or affixed to any of the Premises.

     4.   The Landlord further agrees that the Collateral shall

at all times be deemed personal property and not real property or in any way part of the Premises.

     5.   Landlord hereby consents to the removal of any of the

Collateral from the Premises and to the sale of the Collateral on or off the Premises, at any time prior to the termination of the

Lease, and Lessee and Bank may have access to the Premises for the purposes of such removal and sale.

     6.   Landlord hereby covenants and agrees not to amend,

modify, alter or terminate (except in the event of default by

Lessee) the Lease or any term or provisions thereof without the prior written consent of Bank, which consent shall not be

unreasonably withheld.  Landlord further covenants and agrees to provide Bank with no less than thirty (30) days prior written notice of any termination of, or exercise of any other remedy under, the Lease, and to provide Bank with opportunity to cure any defaults under the Lease prior to the termination of, or exercise of any other remedy under, the Lease.  Moreover, in the event of any termination of the Lease, Banks shall have forty-

five (45) days after such termination within which to remove the

Collateral from the Premises or to sell the Collateral (including by auction sale) on the Premises.  (Bank shall have no

obligation, however, to remove the Collateral.)  Bank may have access to the Premises for the purposes of such removal and sale.

Bank shall not be required to pay any rent or other charge during or with respect to said forty-five day period.  By accepting this

Agreement, Bank does not undertake any duties or obligations with respect to the Collateral or the Premises.

     7.   A true and correct copy of the Lease is attached hereto

as Exhibit A.  There are no modifications, amendments or

supplements to the Lease except as so attached.

     8.   The Lease is in full force and effect, and the Lease

has been duly executed by and is a binding obligation of Landlord as set forth therein.

     9.   The Lease is not in default, and Lessee (or Lessee's

predecessors) has performed the obligations required to be

performed by Lessee under the terms thereof to the date hereof.

     10.  This Agreement shall be binding upon and shall inure to the benefit of Landlord and Bank, and their respective permitted successors and assigns.

     11.  This Agreement is governed by and shall be construed in accordance with the internal laws of the State of New Hampshire.

     12.  This Agreement contains the entire agreement between

Landlord and Bank with respect to the matters discussed herein.

This Agreement may not be altered or amended except by an

agreement in writing, signed by Bank and Landlord.

     IN WITNESS WHEREOF, Landlord has duly executed this

Agreement as of the date first above written.


                                   MANCHESTER AIRPORT AUTHORITY





                                   By: /s/ Duly Authorized
                                           Representative



Seen and Agreed:
NA REALTY                          /s/ Janice A Redding
                                   --------------------
                                      Notary Public


By: /s/ Gerald R. Allard
    ---------------------
       Gerald R. Allard
       General Partner

By:/s/ Younes Nazarian
   -------------------
      Younes Nazarian
      General Partner


Accepted:

CASCO NORTHERN BANK, N.A.


By: /s/ Vice President